                                                                    EXHIBIT 10.4

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                         POINTE RESORT PARTNERS, L.P.,
                         a Hawaii limited partnership

                                 by and among

                           ARGOSY/KOAR GROUP, INC.,
                            a Georgia corporation,
                        as the Managing General Partner

                               HAL PACIFIC INC.,
                           a Washington corporation,
                      as the Non-Managing General Partner

                                      and

                           ARGOSY/KOAR GROUP, INC.,
                            a Georgia corporation,

                                      and

                               HAL PACIFIC INC.,
                           a Washington corporation,
                            as the Limited Partners



                               October 11, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
                                                                              ----
ARTICLE I      DEFINITIONS...................................................   2

ARTICLE II     NAME AND PRINCIPAL PLACE OF BUSINESS..........................  14
     2.1       NAME..........................................................  14
     2.2       PRINCIPAL PLACE OF BUSINESS...................................  14
     2.3       REGISTERED OFFICE AND REGISTERED AGENT........................  14

ARTICLE III    PURPOSE OF THE PARTNERSHIP....................................  14

ARTICLE IV     TERM..........................................................  15

ARTICLE V      CAPITAL CONTRIBUTIONS AND PARTNERSHIP INTERESTS...............  15
     5.1       CAPITAL CONTRIBUTION OF THE PARTNERS..........................  15
     5.2       ADDITIONAL CAPITAL CONTRIBUTIONS..............................  17
     5.3       RETURN OF CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS..........  17
     5.4       PARTNERSHIP INTERESTS IN THE PARTNERSHIP......................  18
     5.5       ADMISSION OF ADDITIONAL PARTNERS..............................  19
     5.6       DELINQUENT PARTNER PROVISIONS.................................  19

ARTICLE VI     ALLOCATIONS...................................................  20
     6.1       PROFITS.......................................................  20
     6.2       LOSSES........................................................  20
     6.3       MINIMUM GAIN..................................................  21
     6.4       GENERAL RULE..................................................  21

ARTICLE VII    DISTRIBUTIONS.................................................  21
     7.1       ORDER.........................................................  21
     7.2       AMOUNTS WITHHELD..............................................  22

ARTICLE VIII   REPRESENTATIONS, WARRANTIES AND
               OBLIGATIONS OF THE MANAGING GENERAL PARTNER...................  23
     8.1       REPRESENTATIONS AND WARRANTIES OF THE MANAGING
               GENERAL PARTNER...............................................  23
     8.2       CERTAIN OBLIGATIONS OF THE MANAGING GENERAL
               PARTNER.......................................................  24
     8.3       ADDITIONAL OBLIGATIONS OF THE MANAGING GENERAL PARTNER........  26

ARTICLE IX     APPLICATION OF PROCEEDS, CERTAIN FEES
               AND EXPENSES OF THE PARTNERSHIP...............................  29
     9.1       APPLICATION OF PROCEEDS, FEES AND EXPENSES....................  29
     9.2       DEVELOPMENT, CONSTRUCTION AND SALE OVERHEAD REIMBURSEMENT.....  29
     9.3       MANAGEMENT MARKETING FEE......................................  29
     9.4       PAYMENT FOR ADDITIONAL SERVICES...............................  30
     9.5       DIRECT COSTS..................................................  30
     9.6       REIMBURSEMENT OF ORGANIZATION COSTS...........................  30

ARTICLE X      STATUS OF THE MANAGING GENERAL PARTNER........................  31
     10.1      CONTROL AND RESPONSIBILITY....................................  31
     10.2      STATUS OF PARTNERSHIP INTEREST................................  31
     10.3      EXTENT OF OBLIGATION..........................................  31
     10.4      RIGHTS AND POWERS OF THE MANAGING GENERAL PARTNER.............  31
     10.5      LIMITATIONS ON AUTHORITY OF THE MANAGING GENERAL PARTNER......  33
     10.6      G.P. MAJOR DECISIONS..........................................  37
     10.7      REMOVAL OF THE MANAGING GENERAL PARTNER.......................  37
     10.8      [Intentionally Deleted].......................................  40
     10.9      LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNERS.........  40
     10.10     NO WITHDRAWAL BY GENERAL PARTNERS.............................  41
     10.11     CHANGE IN OWNERSHIP OF THE GENERAL PARTNERS...................  41

ARTICLE XI     STATUS OF LIMITED PARTNERS....................................  42
     11.1      LIABILITY.....................................................  42
     11.2      BUSINESS OF THE PARTNERSHIP...................................  43
     11.3      STATUS OF PARTNERSHIP INTEREST................................  43
     11.4      DEATH, INCAPACITY OR DISSOLUTION OF A LIMITED PARTNER.........  43
     11.5      INVESTMENT REPRESENTATION AND COVENANTS.......................  43

ARTICLE XII    TRANSFER OF A PARTNERSHIP INTEREST............................  44
     12.1      ASSIGNMENT....................................................  44
     12.2      SUBSTITUTION..................................................  45
     12.3      ADDITIONAL CONDITIONS TO ASSIGNMENT AND SUBSTITUTION..........  45
     12.4      DEATH, INCAPACITY OR DISSOLUTION OF A LIMITED
               PARTNER OR THE NON-MANAGING GENERAL PARTNER...................  46


ARTICLE XIII   DISSOLUTION AND TERMINATION OF THE PARTNERSHIP................  46
     13.1      DISSOLUTION AND TERMINATION...................................  46
     13.2      WINDING UP....................................................  46

ARTICLE XIV    LOANS.........................................................  47
     14.1      LOANS TO AND FROM PARTNERSHIP.................................  47
     14.2      PRIORITY OF LOANS BY PARTNERS.................................  48

ARTICLE XV     BUY-SELL......................................................  48

ARTICLE XVI    ACCOUNTING AND REPORTS........................................  50
     16.1      BOOKS AND RECORDS.............................................  50
     16.2      FISCAL YEAR...................................................  50
     16.3      FINANCIAL STATEMENTS AND REPORTS..............................  51
     16.4      BANK ACCOUNTS.................................................  51
     16.5      TAX RETURNS...................................................  51
     16.6      FEDERAL INCOME TAX ELECTIONS..................................  51

ARTICLE XVII   AMENDMENTS....................................................  52


ARTICLE XVIII  MISCELLANEOUS.................................................  52
     18.1      MEETINGS......................................................  52
     18.2      OTHER VENTURES................................................  52
     18.3      NOTICES.......................................................  52
     18.4      CAPTIONS......................................................  53
     18.5      IDENTIFICATION................................................  53
     18.6      COUNTERPARTS..................................................  53
     18.7      APPLICABLE LAW................................................  53
     18.8      PARTNER'S AGE AND COMPETENCE..................................  53
     18.9      BINDING AGREEMENT.............................................  53
     18.10     SEVERABILITY..................................................  53
     18.11     ENTIRE AGREEMENT..............................................  54


THE LIMITED PARTNERSHIP INTERESTS DESCRIBED IN THIS DOCUMENT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH HEREIN. PURCHASERS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE LIMITED PARTNERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR THE SECURITIES LAWS OF ANY STATES ("STATE LAWS") AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE LAWS. NEITHER THE LIMITED PARTNERSHIP INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT AND ANY APPLICABLE STATE LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT AND ANY APPLICABLE STATE LAWS.


            =======================================================


                      AGREEMENT OF LIMITED PARTNERSHIP OF
                      -----------------------------------
                         POINTE RESORT PARTNERS, L.P.
                         ----------------------------


    THIS AGREEMENT OF LIMITED PARTNERSHIP OF POINTE RESORT PARTNERS, L.P. (this "Agreement"), is made and entered into effective as of the 11th day of October, 1994, by and between ARGOSY/KOAR GROUP, INC., a Georgia corporation ("Argosy/KOAR"), having mailing addresses at 911 Wilshire Boulevard, Suite 2150, Los Angeles, California 90017 and 2934 Woodside Road, Woodside, California 94062; and HAL PACIFIC INC., a Washington corporation, having a mailing address at Columbia Center, Suite 6600, 701 Fifth Avenue, Seattle, Washington 98104 ("HAL").


                             W I T N E S S E T H:
                             -------------------

    Argosy/KOAR and HAL desire to form the Partnership for the purposes and upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant, agree and certify as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     The following capitalized terms shall have the meanings defined herein, and not those stated in the Hawaii Revised Limited Partnership Act.

     1.1    "Act" means the Hawaii Revised Limited Partnership Act.
             ---

     1.2    "Adjusted Capital Contributions" means, as of any day, a Partner's
             ------------------------------
Capital Contributions reduced by the amount of cash and the fair market value of any Partnership Property distributed to such Partner pursuant to Article VII (other than Preferred Return) and Section 13.2(d). In the event any Partner transfers all or any portion of its interest in accordance with the terms of this Agreement, its transferee shall succeed to the Adjusted Capital Contributions of the transferor to the extent it relates to the transferred interest. By way of explanation, the intent is that a Partner's Adjusted Capital Contributions on which the Preferred Return is paid will be reduced by any distributions to the Partner in excess of the Preferred Return. Consequently, to the extent that a Partner receives distributions in excess of the Preferred Return, its Adjusted Capital Contributions will be reduced and, consequently, the amount due under the Preferred Return for succeeding years will be reduced accordingly.

     1.3    "Affiliate" means (i) any person or entity directly or indirectly
             ---------
controlling, controlled by or under common control with another person or entity, (ii) other than in Sections 12.1 and 15.2, any person owning or controlling 20% or more of the outstanding voting securities of such other person or entity, (iii) any officer, director, partner of such person or entity and (iv) for the purposes of Sections 12.1 and 15.2, any person or entity owning or controlling 50% or more of the outstanding voting securities of such other person or entity.

     1.4    "Agreement" means this Agreement of Limited Partnership.
             ---------

     1.5    "Approval Date" is defined in the Purchase Agreement, provided that
             -------------
the Approval Date shall not be deemed to have occurred if the Purchase Agreement has been terminated on or prior to such date.

     1.6    "Approved Budget" means the Proposed Project Budget when approved by
             ---------------
the General Partners pursuant to Section 8.3(b).

     1.7    "Argosy/KOAR" shall have the meaning set forth in the Preamble.
             -----------

     1.8    "Association" means the condominium owners' association for the
             -----------
Project.

     1.9    "Bankruptcy" means, with respect to any Partner, that a petition
             ----------
shall have been filed by or against such Partner as a "debtor" under the provisions of the bankruptcy laws of the United States of America or that such Partner shall have made an assignment for the benefit of its creditors generally or a receiver, trustee or conservator shall have been appointed for substantially all of the property and assets of such Partner.

     1.10   "Bridge Loan" shall mean a $30,300,000 bridge loan to the
             -----------
Partnership to be funded by HAL or its Affiliate ("New Lender") for the purpose of financing the Partnership's purchase of the Property and the pay-off of the Loan. The Bridge Loan shall be on such terms and conditions as the New Lender and the Partnership shall reasonably agree to, which shall be consistent with and include, but not be limited to, (i) accrual of interest at a rate equal to eleven percent (11%) per annum from the Closing Date through December 31, 1994, with such rate increasing thereafter by one percentage point per annum each month up to a maximum rate of twenty percent (20%) per annum, with all such interest compounded monthly, (ii) payment of all accrued and unpaid interest on August 31, 1995, and thereafter monthly, (iii) repayments of principal upon "monetization" (i.e., upon the Partnership's receipt of proceeds of End Paper
                ----
Financing, but in no event later than sixty (60) days after the execution of the Purchase Money Promissory Notes by the Interval buyers), in an amount equal to the greater of twenty percent (20%) of the gross sales price of such Interval or $3,500 (or $1,750 in lieu of $3,500 with respect to sales of bi-annual Intervals), provided, however, that such repayments of principal shall be made upon the Partnership's receipt of payment in the case of cash sale, (iv) a maturity date of the earlier of November 1, 1999, or the date that HAL ceases to be a General Partner of the Partnership, (v) an origination fee of $300,000 which shall be deemed fully earned and payable on the Closing Date, (vi) such affirmative, negative and financial covenants as the New Lender shall reasonably require, including, without limitation, (a) maintenance by the Partnership of tangible net worth of at least $10,000,000, (b) commencing with the first calendar quarter of 1996, limitation of marketing and sale expenses regarding Intervals to fifty percent (50%) of net sales, determined quarterly, and (c) maintenance of a ratio of total indebtedness to tangible net worth of not more than 3 to 1 (including End Paper Financing), (vii) prohibitions against the sale, transfer, mortgage or other encumbrance of any of the Property or any interest therein or right of use thereof, other than sales of Intervals in the ordinary course of the Partnership's business for fair market value in arm's-length transactions, (viii) security consisting of a first-priority mortgage and security interest in all assets of the partnership, other than assets pledged in connection with End Paper Financing

(in which assets New Lender shall have a second-priority security interest),
(ix) provisions that Hawaii law will govern the Bridge Loan and that all parties consent to jurisdiction and venue in Hawaii, and (x) such other commercially reasonable terms and conditions as New Lender shall require.

     1.11   "Bridge Loan Escrow" shall mean an escrow established with the
             ------------------
Escrow Holder for the deposit of the funds for the Bridge Loan pursuant to
Section 10.5.A.

     1.12   "Buy-Sell Price" means the purchase price for which the Electing
             --------------
Partner proposes to value the assets of the Partnership for purposes of Article 15.

     1.13   "Capital Contributions" means, with respect to any Partner, the
             ---------------------
amount of money (including the amounts contributed to the Partnership under Article V) contributed to the Partnership with respect to the Partnership Interest held by such Partner.

     1.14   "Closing Date" shall mean the closing date under the Purchase
             ------------
Agreement and the Funding Agreement, currently scheduled for November 1, 1994.

     1.15   "Code" means the Internal Revenue Code of 1986, as amended.
             ----

     1.16   "Declaration" shall mean the Declaration of Condominium Property
             -----------
Regime of the Pointe at Poipu, dated anuary 19, 1994, recorded March 17, 1994 in the Bureau of Companies of the State of Hawaii as Document No. 94-047821, as amended by a First Amendment recorded May 27, 1994 as Document No. 94-090495.

     1.17   "Delinquent Contribution" shall have the meaning set forth in
             -----------------------
Section 5.6.

     1.18   "Delinquent Partner" shall have the meaning set forth in Section
             ------------------
5.6.

     1.19   "Deposit" shall mean all amounts deposited by HAL North America Inc.
             -------
(an affiliate of HAL) and Argosy/KOAR pursuant to the Escrow Agreement.

     1.20   "Direct Costs" means the operating expenses, fees and general and
             ------------
administrative costs of the Partnership (including payments under the Profit Interest Agreement), which shall be made as set forth in the Approved Budget, together with all other costs or expenses set forth in the Approved Budget, together with any such expenses, fees and costs as shall be approved by G.P. Major Decision or as shall be permitted to be made by the Managing General Partner pursuant to Section 8.3(b), together with any and all other costs incurred by either General Partner in good faith directly related to and for the benefit of the Project, subject to Section 8.3(b), provided that such costs shall not have been incurred intentionally or with gross negligence in violation of the then-current Approved Budget, unless such costs were incurred in an emergency situation, in which event the Partner incurring any such costs will be reimbursed by the Partnership.

     1.21   "Dispute Resolution" shall mean the procedures set forth in Section
             ------------------
10.7(d).

     1.22   "Electing Partner" means the Partner giving an Election Notice.
             ----------------

     1.23   "Election Day" means the thirtieth (30th) day following the
             ------------
occurrence of an Impasse.

     1.24   "Election Notice" means a written notice given by the Electing
             ---------------
Partner, which shall state (i) that the Electing Partner has elected to institute the buy-sell procedures set forth in Article XV; (ii) the basis upon which such procedures are being instituted; and (iii) the Buy-Sell Price.

     1.25   "Election Period" means the period commencing on the Election Day
             ---------------
and ending at 11:59 p.m. local time at the Partnership's principal place of business on the sixtieth (60th) day following the Election Day.

     1.26   "End Paper Financing" means financing obtained by the Partnership,
             -------------------
on terms acceptable to the New Lender (in the New Lender's sole and absolute discretion) whereby the Partnership will borrow against pledges of purchase money loans held by the Partnership from sales of Intervals.

     1.27   "Equity" means the G.P. Equity and the L.P. Equity.
             ------

     1.28   "Escrow Agreement" means that agreement entered into by the Escrow
             ----------------
Holder, HAL North America Inc., Argosy/KOAR, and Seller with respect to the Pointe at Poipu Beach, Kauai, Hawaii, Escrow No. 94-401-0454, dated September 27, 1994, as amended on September 28, 1994, October 4, 1994 and October 10, 1994.

     1.29   "Escrow Holder" means Title Guaranty Escrow Services of Hawaii,
             -------------
Inc., Kauai Branch.

     1.30   "ESI" means Embassy Suites, Inc., a Hawaii  corporation.
             ---

     1.31   "Excusable Decision to Terminate for HAL" means a reasonable
             ---------------------------------------
determination by HAL, made in the exercise of its good faith business judgment and as a result of the receipt by HAL between the Approval Date and prior to the Closing Date of reliable new knowledge or information about either (i) the feasibility or physical condition of the Project, or (ii) the character or integrity of the principals of Argosy/KOAR, which knowledge or information is of such a substantial and material nature that the viability of the Project or the compatibility of HAL and Argosy/KOAR as prospective partners is effectively destroyed; provided, however, that no issue associated with either the financial condition of or the cost or availability of funds to HAL shall constitute an Excusable Decision to Terminate for HAL.

     1.32   "Excusable Decision to Terminate for Argosy/KOAR" means a reasonable
             -----------------------------------------------
determination by Argosy/KOAR, made in the exercise of its good faith business judgment and as a result of the receipt by Argosy/KOAR between the Approval Date and the Closing Date of reliable new knowledge or information about either (i) the feasibility or physical condition of this Project, or (ii) the character or integrity of the principals of HAL, which knowledge or information is of such a substantial and material nature that the viability of the Project or the compatibility of HAL and Argosy/KOAR as prospective partners is effectively destroyed; provided, however, that no issue associated with either the financial condition of or the cost or availability of funds to Argosy/KOAR shall constitute an Excusable Decision to Terminate for Argosy/KOAR.

     1.33   "Forward Commitment" means, prior to the commencement of sales of
             ------------------
Intervals, a commitment of at least $5,000,000 (and, later, in amounts as the General Partners deem necessary) from a creditworthy entity to fund a revolving credit line to the Partnership in the sum of, or to purchase from the Partnership for an amount equal to, at least 85% of the face amount of the Purchase Money Promissory Notes to be received from Interval buyers, within sixty (60) days after execution thereof by the Interval buyers.

     1.34   "Funding Agreement" means that certain Funding Agreement dated
             -----------------
October 7, 1994 by and between M5 and Argosy/ KOAR.

     1.35   "General Partners" shall mean the Managing General Partner, the Non-
             ----------------
Managing General Partner and any successor(s) as may be designated and admitted to the Partnership pursuant to the terms hereof.

     1.36   "G.P. Equity" means the respective amounts contributed by the
             -----------
General Partners to the Partnership pursuant to Sections 5.1(a) and 5.2(a).

     1.37   "G.P. Major Decision" means any of the following decisions:
             -------------------

     (a) Other than in the ordinary course of selling Intervals, to sell, exchange or dispose of (i) all or substantially all of the Project, or (ii) any portion of the Project in a manner other than as contemplated in the then-applicable Approved Budget.

     (b)    The call for additional capital contributions from the Partners.

     (c)    The admission of a person as a Partner.

     (d) Any borrowing or the assumption of any indebtedness by the Partnership (i) from a Partner (including any Affiliate) in any amount, or (ii) from any third party by the Partnership (other than in connection with the pledge of receivables or mortgages) which would cause outstanding Partnership borrowing and indebtedness incurred without the consent of HAL pursuant to this clause to exceed in the aggregate, $500,000 (other than End Paper Financing except to the extent provided by Section 1.37(m)).

     (e)    The making of any distributions pursuant to Section 7.1 hereof.

     (f)    Any amendment to this Agreement.

     (g) The annual approval of the Proposed Project Budget or any expenditures in excess of the Proposed Project Budget for the applicable period approved by G.P. Major Decision to the extent not permitted by Section 8.3(b).

     (h)    The removal of the Managing General Partner pursuant to Section
10.7.

     (i) The entry into any agreements between the Partnership and the Managing Partner, the Non-Managing Partner and/or any of their respective Affiliates.

     (j) The entry into material contracts, agreements or arrangements with third parties in connection with the provision of major supplies and services to the Project (including, by way of example and not by way of limitation, the Forward Commitment, the License Agreement, the Resort Management Agreement, the Resort Submanagement Agreement, the Subcontract Agreement and the Marketing Agreement).

     (k) Except as may be provided in this Agreement (including, but not limited to, the payments to be made under Section 10.5F below) and any other contract or agreement otherwise previously approved by the General Partners or in the then applicable Approved Budget, any compensation to be paid by the Partnership to any senior management employees of the Partnership.

     (l) Any election under the Code which would materially change or affect the method of tax accounting of the Partnership.

     (m) The major terms of the End Paper Financing, or the incurrence of End Paper Financing in an amount in excess of that provided for in the then applicable Approved Budget.

     (n) Any other decision for which the approval of both the Managing General Partner and the Non-Managing General Partner is specifically required by this Agreement.

     1.38   "HAL" shall have the meaning set forth in the Preamble.
             ---

     1.39   "HAL Limited Partners" means HAL, in its capacity as a Limited
             --------------------
Partner, and Limited Partners admitted pursuant to the second sentence of
Section 5.5(a).

     1.40   "Impasse" shall mean the failure of the Managing General Partner and
             -------
the Non-Managing General Partner to agree with respect to any G.P. Major Decision referred to in Section 1.37 (a)(i), (b), (e), (g), (h), (j) or (m) or violations by the Managing General Partner of Section 8.3(b). An Impasse shall be deemed to occur on the day after the last day on which any such consent or approval of a General Partner is required to be given pursuant to a written notice delivered by a General Partner to the other General Partner requesting its consent (which notice must give the receiving General Partner thirty (30) days following receipt to respond) and on which the receiving General Partner has failed to give such consent or approval (i.e., the failure of the receiving General Partner to give such consent or approval within such thirty (30) day period shall be deemed to constitute the receiving General Partner's disapproval of such G.P. Major Decision which can create an Impasse); provided, however, a Impasse will not occur in the event the General Partner giving the notice withdraws its request for the other General Partner's request, consent or approval.

     1.41   "Initial Capital Contribution" (or "initial capital contribution")
             ----------------------------
means the $75,000 initial capital contribution to the Partnership by the Managing General Partner and the $75,000 initial capital contribution to the Partnership by the Non-Managing General partner pursuant to Section 5.1(a), and the respective initial capital contributions made by the Limited Partners to the Partnership pursuant to Section 5.1(b).

     1.42   "Interval" means an undivided interest in fee simple to use and
             --------
occupy a Unit for a specific period of time or times every calendar year or alternate calendar years in the Project.

     1.43   "Land" means the 219-Unit existing condominium project known as the
             ----
"The Pointe at Poipu" located on approximately 22 acres of oceanfront land at Poipu Beach on Kauai, Hawaii, such real property being described on Exhibit "A"
                                                                    -----------
attached hereto and incorporated herein by reference.

     1.44   "Lender" means, collectively, The Mitsui Trust & Banking Co., Ltd.
             ------
and, as participants in the Loan, Mitsui Leasing (U.S.A.), Sanshin (U.S.A.) and SL Capital Corporation.

     1.45   "Lender Note and Mortgage" means the promissory note evidencing the
             ------------------------
Loan and the first mortgage securing the Loan and encumbering the Property to be acquired by M5 from Lender pursuant to the Loan Purchase Agreement and to be paid off in its entirety by payment of $30,000,000 to M5 on the Closing Date.

     1.46   "License Agreement" means that certain agreement which is
             -----------------
contemplated to be negotiated by and between the Partnership and ESI pursuant to which the Partnership shall have the right, subject to the terms and conditions of the License Agreement, to market and operate the Project under the name "Embassy Vacation Resort at Poipu Beach" and to use the "E" service mark in connection therewith.

     1.47   "Limited Partner" or "Limited Partners" means Argosy/KOAR, HAL and
             ---------------      ----------------
any successor(s) or additional or substituted persons or entities of the same class. In the event any additional persons or entities are admitted to the Partnership, reference to a "Limited Partner" shall be to any one of the "Limited Partners."

     1.48   "Liquidating Events" means any of the following events:
             ------------------

             (a)  by agreement of HAL and Argosy/KOAR;

             (b)  the expiration of the term of this Agreement;

             (c) the decision by the Managing General Partner that it would be in the best interest of the Partnership to dissolve and the concurrent approval of the Non-Managing General Partner;

             (d) the determination by either HAL or Argosy/KOAR not to fund the balance of its Capital Contribution or the Bridge Loan, as the case may be, prior to the Closing Date; or

             (e) any event causing dissolution of the Partnership pursuant to the Act (unless the Partnership is immediately reconstituted pursuant to the terms of this Agreement).

     1.49   "Loan" shall mean the loan by Lender to Seller in the original
             ----
principal amount of $62 million.

     1.50   "Loan Purchase Agreement" shall mean that certain Loan Purchase
             -----------------------
Agreement dated as of July __, 1994 by and between M5, as Purchaser, and Lender.

     1.51   "L.P. Equity" means the respective amounts contributed by the
             -----------
Limited Partners as their Capital Contributions to the Partnership pursuant to Sections 5.1(b) and 5.2(a).

     1.52   "Managing General Partner" means Argosy/KOAR and any successor(s) as
             ------------------------
may be designated and admitted to the Partnership pursuant to the terms hereof.

     1.53   "Management Fees" means the fee income (net of expenses, including
             ---------------
the amounts payable to the Resort Manager pursuant to the Resort Submanagement Agreement) to PRM pursuant to the Resort Management Agreement.

     1.54   "Marketing Agent" means an Affiliate of the Partnership, which will
             ---------------
act as the exclusive sales agent for the sales of Intervals at the Project pursuant to the terms and conditions of the Marketing Agreement and which intends to subcontract its duties and responsibilities as Marketing Agent to the Subcontract Agent(s).

     1.55   "Marketing Agreement" means an exclusive sales and marketing
             -------------------
agreement between the Partnership and the Marketing Agent which shall set forth the terms and conditions of the Marketing Agent's marketing and sale of the Intervals.

     1.56   "M5" means M5 Corp., a Hawaii corporation.
             --

     1.57   "Net Cash From Operations" means the gross cash proceeds from
             ------------------------
Partnership operations (including sales and dispositions of Intervals made in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Partnership Direct Costs. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition (which are not applied to the contingencies for which such reserves were established) and the definition of "Net Cash From Sales or Refinancings."

     1.58   "Net Cash From Sales or Refinancings" means the net cash proceeds
             -----------------------------------
from all sales and other dispositions (other than sales and dispositions of Intervals made in the ordinary course of business) and all refinancings of the Property, less payments made pursuant to the Profit Interest Agreement, or any portion thereof used to establish reserves, all as determined by the General Partners. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of the Property.

     1.59   "New Lender" means whichever of HAL or its Affiliate that funds the
             ----------
Bridge Loan.

     1.60   "Non-Delinquent Partners" shall have the meaning set forth in
             -----------------------
Section 5.6.

     1.61   "Non-Managing General Partner" means HAL and any successor(s) as may
             ----------------------------
be designated and admitted to the Partnership as a General Partner pursuant to the terms hereof and has not been designated Managing General Partner pursuant to this Agreement.

     1.62   "Notice Partner" means the Partner receiving an Election Notice.
             --------------

     1.63   "Official Records" means the records of the Bureau of Conveyances of
             ----------------
the State of Hawaii.

     1.64   "Partners" shall refer collectively to the General Partners and to
             --------
the Limited Partners. Reference to a "Partner" shall be to any one of the "Partners."

     1.65   "Partnership" means the limited partnership formed pursuant to this
             -----------
Agreement.

     1.66   "Partnership Interest" means the partnership interest of a Partner
             --------------------
in the Partnership.

     1.67   "Percentage Interest" means the interest of each Partner as set
             -------------------
forth in Section 5.4, and as adjusted from time to time pursuant to Article V.

     1.68   "Preferred Return" means a sum equivalent to 10% per annum
             ----------------
(compounded annually and cumulatively (i.e., such amounts shall accrue if not
                                       ----
paid)) of the Adjusted Capital Contributions of a Partner.

     1.69   "Prime Rate" means the prime rate of interest as stated from time to
             ----------
time in the Wall Street Journal (or the maximum amount permitted by law, whichever is less).

     1.70   "PRM" means Poipu Resort Management, Inc., an entity which is to be
             ---
owned seventy percent (70%) by M5 and thirty percent (30%) by the Partnership.

     1.71   "Profits and Losses" means, for such fiscal year or other period, an
             ------------------
amount equal to the Partnership's taxable income or loss for such year or period.

     1.72   "Profit Interest Agreement" means the Agreement dated October __,
             -------------------------
1994 by and among M5 and the Partnership.

     1.73   "Project" means, collectively, the Land and the existing 219 unit
             -------
condominium project thereon to be operated by the Partnership as a condominium project for transient occupancy and sold in phases as Intervals (at 51 Intervals per Unit for a total of 11,169 Units), along with all related improvements as are now or hereafter made thereto.

     1.74   "Property" shall have the meaning ascribed thereto in the Purchase
             --------
Agreement, which includes the Land and the improvements thereon, including an existing 219-Unit condominium project.

     1.75   "Proposed Project Budget" means the annual operating and capital
             -----------------------
expenditure budget for the Project.

     1.76   "Purchase Agreement" shall mean that certain Agreement of Purchase
             ------------------
and Sale and Joint Escrow Instructions dated as of October 7, 1994 by and between Argosy/KOAR and Seller, as such agreement may be amended.

     1.77   "Purchase Escrow" means the escrow established in connection with
             ---------------
the Purchase Agreement at Title Guaranty Escrow Services, Inc., 235 Queen Street, Honolulu, Hawaii 96813.

     1.78   "Purchase Money Promissory Notes" means all purchase money
             -------------------------------
promissory notes the Partnership receives in connection with the sale of all or any portion of the Property, including, without limitation, the sale of Intervals.

     1.79   "Purchase Notice" shall mean a Notice by a Notice Partner given
             ---------------
pursuant to Section 15(c).

     1.80   "Purchase Price" shall mean the sum of $40,000,000 plus the amount
             --------------
payable for the "Pre-Opening FF&E" under the terms and conditions of the Purchase Agreement.

     1.81   "Purchasing Partner" is defined in Section 15(c).
             ------------------

     1.82   "Regulations" shall have the meaning set forth in the definition of
             -----------
"Treasury Regulations."

     1.83   "Resort Manager" means a qualified management company mutually
             --------------
agreed upon by M5 and the Partnership in their sole and absolute discretion.

     1.84   "Resort Management Agreement" means an agreement between the
             ---------------------------
Association and PRM providing for the terms and conditions of PRM's management of the Project.

     1.85   "Resort Submanagement Agreement" means an agreement between PRM and
             ------------------------------
the Resort Manager providing for the terms and conditions of the Resort Manager's management of the Project.

     1.86   "Seller" means Poipu Suite Partners, a Hawaii limited Partnership.
             ------

     1.87   "Selling Partners" is defined in Section 15(c).
             ----------------

     1.88   "Subcontract Agent" means Shell Development Corporation-Poipu, Inc.,
             -----------------
a Hawaii corporation, or its Affiliate, and/or such other sales agents with marketing and sales experience in the Hawaii market to whom the Marketing Agent subcontracts the on-site marketing and sales responsibility for the Project.

     1.89   "Subcontract Agreement" means an agreement between Marketing Agent
             ---------------------
and the Subcontract Agent pursuant to which the Marketing Agent shall subcontract to the Subcontract Agent the on-site marketing and sales duties and responsibilities of the Marketing Agent.

     1.90   "Takeout Loan" shall mean a commitment by an entity to the
             ------------
Partnership to refinance the Bridge Loan. The Non-Managing Partner will consent to any Takeout Loan upon the following or better terms: (a) a term of not less than three (3) years, (b) an applicable interest rate of less than Prime Rate plus five percent (5%), (c) up-front loan fees of less than two and one-half percent (2.5%) of the loan amount, (d) incentive and/or back-end fees of less than two and one-half percent (2.5%) of the loan amount, and (e) release fees of less than either (i) thirty percent (30%) of net sales, or (ii) twenty-five percent (25%) of net sales, provided distributions pursuant to Section 7.1 hereof are made to pay down the Takeout Loan before any distributions to any Partners. HAL shall have a right of first refusal to make the Takeout Loan on the terms and conditions as contained in a proposed Takeout Loan.

     1.91   "Transfer" means the sale, assignment, transfer, encumbrance,
             --------
hypothecation or disposal, whether voluntarily or by operation of law, (a) of all or any part of a Partner's interests or rights in the Partnership, or (b) except as provided in Section 10.11, of all or any part of the ownership of a Partner or any constituent partners or shareholders thereof.

     1.92   "Treasury Regulations" or "Regulations" shall, unless otherwise
             --------------------      -----------
indicated, refer to those regulations, including temporary regulations, promulgated by the Department of the Treasury with respect to certain provisions of the Code.

     1.93   "Unit" means each of the 219 existing condominium units which are a
             ----
part of the Project.


                                  ARTICLE II
                                  ----------

                     NAME AND PRINCIPAL PLACE OF BUSINESS
                     ------------------------------------

     2.1    NAME.  The name of the Partnership shall be:
            ----

                   "Pointe Resort Partners, L.P."

     2.2    PRINCIPAL PLACE OF BUSINESS.  The  principal place of business of
            ---------------------------
the Partnership shall initially be Argosy/KOAR Group, Inc., c/o Dwyer, Imanaka, Schraff, Kudo, Meyer & Fujimoto, 1800 Pioneer Plaza, 900 Fort Street Mall, Honolulu, Hawaii, Attention: Mitchell A. Imanaka, Esq. The Partnership may relocate its office from time to time by notice thereof to the Non-Managing General Partner and the Limited Partners or have additional offices as the Managing General Partner may determine.

     2.3    REGISTERED OFFICE AND REGISTERED AGENT.  The name and address of
            --------------------------------------
the registered office of the Partnership in the State of Hawaii shall be c/o Dwyer, Imanaka, Schraff, Kudo, Meyer & Fujimoto, 1800 Pioneer Plaza, 900 Fort Street Mall, Honolulu, Hawaii, Attention: Mitchell A. Imanaka, Esq. The name and address of the registered agent of the Partnership in the State of Hawaii shall be CT Corporation System.


                                  ARTICLE III
                                  -----------

                          PURPOSE OF THE PARTNERSHIP
                          --------------------------

     The sole purpose and business of the Partnership shall be to own, operate and hold the Property for investment and to develop the Project for sale in phases as a timeshare vacation ownership and, until the Property can be sold as such, to rent a portion of the Property to transient guests, and otherwise in any manner to deal with the Property and all such other business incidental to and not inconsistent with the general purposes herein set forth.

                                  ARTICLE IV
                                  ----------

                                     TERM
                                     ----

     The term of the Partnership shall commence as of the date hereof and shall continue until the earlier of (i) the occurrence of a Liquidating Event, (ii) the agreement of all remaining General Partners to terminate the Partnership,
(iii) the later of (A) the sale of all Intervals, or (B) the collection of all amounts due and owing under Purchase Money Promissory Notes, or (iv) thirty (30) years from the date of this Agreement, on which date this Partnership shall be dissolved.

                                   ARTICLE V
                                   ---------

                CAPITAL CONTRIBUTIONS AND PARTNERSHIP INTERESTS
                -----------------------------------------------

     5.1    CAPITAL CONTRIBUTION OF THE PARTNERS.
            ------------------------------------

            (a) The Partners hereby agree that $75,000 of the deposits into the Purchase Escrow on or about September 28, 1994, by Argosy/KOAR and by HAL North America Inc. (on behalf of HAL), pursuant to the terms and conditions of the Escrow Agreement, shall be deemed to constitute each General Partner's Capital Contribution. The agreement of the General Partners to act as general partners, thereby becoming potentially responsible or obligated to third parties for any debts or obligations incurred by the Partnership in the event that Partnership assets prove insufficient in the period in which the General Partners shall act as general partners, together with their respective Capital Contributions, is agreed by the parties hereto to be adequate and sufficient consideration from the General Partners for the Partnership Interest granted to each General Partner by this Agreement.

            (b) The Limited Partners shall make their respective initial cash Capital Contributions as follows:

                  (i) Argosy/KOAR and HAL each hereby agree that $125,000 and $225,000 of the deposits into the Purchase Escrow on or about September 28, 1994, pursuant to the terms and conditions of the Escrow Agreement, by Argosy/KOAR and by HAL North America Inc. (on behalf of HAL), shall be applied as a portion of their respective Capital Contributions as Limited Partners to the Partnership;

                  (ii) Subject to subsection (c) below, and subject to the right of the Managing General Partner to bring in additional Limited Partners pursuant to Section 5.5(a), on or before the Approval Date, Argosy/KOAR and HAL, as Limited Partners, shall make additional cash Capital Contributions to the Partnership of $1,320,000 and

     $1,980,000, respectively, which shall be deposited in the Purchase Escrow;

                  (iii) On or before the Closing Date and subject to the right of the Managing General Partner to bring in additional Limited Partners pursuant to Section 5.5 (a), Argosy/KOAR, as a Limited Partner, and HAL Limited Partners shall make additional cash Capital Contributions to the Partnership of $730,000 and $10,470,000, respectively, of which sufficient funds will be deposited in the Purchase Escrow to complete the purchase of the Property pursuant to the Purchase Agreement, with the remaining amount to be deposited into the bank account established for the Partnership. Argosy/KOAR and HAL shall each be credited against such contribution obligation amounts actually paid by them prior to the date such contribution is due to cover costs referred to in Section 9.6, to the extent such costs are covered by the Partnership's initial Approved Budget.

Upon execution of this Agreement and payment of the Capital Contributions provided for in Section 5.1, the Partners shall own the following interests in the Profits and Losses of the Partnership:


                                                    Capital
                                                    -------
     Argosy/KOAR (as Managing General
       Partner)                                    $    75,000
     HAL (as Non-Managing General Partner)              75,000
     Argosy/KOAR (as a Limited Partner)              2,175,000
     HAL Limited Partners                           12,675,000

       Totals                                      $15,000,000

            (c) Prior to the Closing Date, in the event that HAL reasonably determines, in the exercise of its good faith business judgment that an Excusable Decision to Terminate by HAL exists, HAL shall have the right not to fund either the balance of its Capital Contribution or the Bridge Loan. In the event that HAL determines in the exercise of its good faith business judgment not to fund either the balance of its capital contribution or the Bridge Loan for any reason other than an Excusable Decision to Terminate by HAL and, as a result, HAL and Argosy/KOAR lose the Deposit as liquidated damages to Seller, HAL shall reimburse Argosy/KOAR for Argosy/KOAR's share of the Deposit placed into the Purchase Escrow.

            (d) Prior to the Closing Date, in the event Argosy/KOAR reasonably determines, in the exercise of its good faith business judgment, that an Excusable Decision to Terminate by Argosy/KOAR exists, Argosy/KOAR shall have the right not to fund the balance of its Capital Contribution. In the event that Argosy/KOAR determines in the exercise of its good faith business judgment not to fund the balance of its capital contribution for any reason other than an Excusable Decision to Terminate by Argosy/KOAR and, as a result, HAL and Argosy/KOAR lose the Deposit as liquidated damages to Seller, Argosy/KOAR shall reimburse HAL for HAL's share of the Deposit placed into the Purchase Escrow.

     5.2    ADDITIONAL CAPITAL CONTRIBUTIONS.
            --------------------------------

            (a) Except as otherwise may be required by this Agreement, the Limited Partners shall not be required to make any further Capital Contributions to the Partnership, unless approved by the General Partners. Except as otherwise may be required by law or by contract, the General Partners shall not be required to make any further Capital Contributions to the Partnership, unless the General Partners elect (as a G.P. Major Decision) to do so in which case 0.5% of any additional Capital Contribution shall be made by each of the General Partners, 84.5% of any additional Capital Contributions shall be made by HAL Limited Partners and 14.5% of any additional Capital Contributions shall be made by Argosy/KOAR as a Limited Partner.

            (b)   Contribution Among General Partners to Cover Excess Losses.
                  ----------------------------------------------------------
In the event (i) that either General Partner shall be held liable for any debt, liability or obligation of the Partnership pursuant to a final judgment of a court of competent jurisdiction or other binding adjudicative proceeding and either General Partner has assets to satisfy (or partially satisfy) such judgment, and (ii) after the entry of such final judgment, the winning party successfully levies on assets of such General Partner without the agreement or cooperation of such General Partner, such General Partner shall be reimbursed for the amount actually paid on such judgment pursuant to such levy, including reasonable attorneys' fees and costs necessarily incurred in connection therewith by the other Partners in the proportion that such amounts would have been borne pursuant to Section 6.2 had such losses been allocated as Partnership Losses; provided, however, no Partner shall have such right of reimbursement with respect to any settlement of an action which was either made or entered into without the consent of the other Partners.

     5.3    RETURN OF CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.
            ----------------------------------------------------

            (a) A capital account shall be established for each Partner. None of the Partners shall be entitled to withdraw any part of its respective capital account or to receive any distribution from the Partnership except as specifically provided herein. The Managing General Partner may create such other accounts in the Partnership's books and records as it deems necessary or appropriate.

            (b) No Partner shall have the right to withdraw its respective Capital Contributions or demand or receive the return of its Capital Contributions or any part thereof, except as otherwise provided in this Agreement.

            (c) The Managing General Partner shall not be personally liable for the return of the Capital Contributions of the Partners, if and to the extent that any return is required, and any such return shall be made solely from the assets of the Partnership.

            (d) The Partnership shall not pay interest on Capital Contributions of any Partner.

     5.4    PARTNERSHIP INTERESTS IN THE PARTNERSHIP.
            ----------------------------------------

            (a) The initial Percentage Interests of the Partners for purposes of distributions pursuant to Section 7.1(c)(i) and the corresponding allocations of Profits and Losses pursuant to Article VI shall be as follows:

                                                                      Percentage
                                                                       Interest
                                                                      ----------
     Argosy/KOAR (as Managing General Partner)                              .5%
     HAL (as Non-Managing General Partner)                                  .5%
     Argosy/KOAR (as a Limited Partner)                                   39.5%
     HAL Limited Partners                                                 59.5%

            (b) The initial Percentage Interests of Partners for purposes of distributions pursuant to Section 7.1(c)(ii) and the corresponding allocations of Profits and Losses pursuant to Article VI shall be as follows:

                                                                      Percentage
                                                                       Interest
                                                                      ----------
     Argosy/KOAR (as Managing General Partner)                              .5%
     HAL (as Non-Managing General Partner)                                  .5%
     Argosy/KOAR (as a Limited Partner)                                   44.5%
     HAL Limited Partners                                                 54.5%

            (c) The Capital Contributions and Percentage Interests of Partners shall be adjusted from time to time as set forth in this Agreement. Except to the extent otherwise provided by this Agreement, HAL Limited Partners shall share in allocations and distributions made to HAL Limited Partners as a group pursuant to this Agreement in proportion to their respective Capital Contributions as Limited Partners.

            (d) Notwithstanding anything contained in this Agreement to the contrary, in no event shall the General Partners own, in the aggregate, less than one percent (1%) of the Percentage Interests.

     5.5    ADMISSION OF ADDITIONAL PARTNERS.
            --------------------------------

            (a) Additional Partners may be admitted to the Partnership only in the manner provided in Sections 12.2 and 12.3 relating to substitution. Notwithstanding the foregoing, at any time up to and until the Capital Contribution by HAL pursuant to Section 5.1(b)(iii), the Managing General Partner may bring in additional Limited Partners, acceptable to the Non-Managing General Partner in its reasonable discretion, to contribute up to 50% of the initial capital otherwise to be contributed by HAL as a Limited Partner. Notwithstanding the proportional reduction in HAL's Limited Partnership Interest resulting from the admission of additional Limited Partners pursuant to this
Section 5.5, in no event shall any of the rights of HAL be subordinate to any new Partner without the written consent of HAL.

            (b) Upon the admission of any additional Limited Partner, the Partnership Interests of the Limited Partners shall be adjusted in such manner and to such extent as is consistent with such terms as previously approved pursuant to Section 5.5(a) hereof, and the Partners shall execute appropriate amendments to this Agreement for the purpose of conforming and modifying any other provisions of this Agreement as reasonably may be required as a result of the admission of any additional Partners, and such amendments shall be effective upon execution of such documents by the Partners.

     5.6    DELINQUENT PARTNER PROVISIONS.  If any Partner (the "Delinquent
            -----------------------------
Partner") shall fail without excuse or justification to fund any Capital Contributions pursuant to Sections 5.1 or 5.2 as and when such Capital Contributions are due, then, the sole remedy of any other Partners which are not Delinquent Partners (the "Non-Delinquent Partners") shall be as follows:

            (i) In the event that Argosy/KOAR is the Delinquent Partner, for each $150,000 that Argosy/KOAR fails to contribute to the Partnership, the HAL Limited Partners may elect to contribute such amounts on behalf of Argosy/KOAR and elect to treat such contribution as a contribution to capital by such HAL Limited Partners (who shall then be referred to herein as the "Contributing Partner"), and the Percentage Interest of Argosy/KOAR thereupon shall be reduced (first, as to Argosy/KOAR's Percentage Interest as a Limited Partner, and thereafter, if necessary, as to Argosy/KOAR's Percentage Interest as a General Partner), and the Percentage Interest of the Contributing Partner shall be increased, by five (5) full percentage points (i.e. if Argosy/KOAR as a Limited Partner had 39.5 percentage points for purposes of Section 7.1(c)(i) immediately prior to such failure to contribute, its interest would be reduced to 34.5 percentage points); or

            (ii) In the event any HAL Limited Partner is the Delinquent Partner, for each $850,000 that such Limited Partner fails to contribute to the Partnership, the Non-Delinquent Partners may elect to contribute such amounts on behalf of such HAL Limited Partner and elect to treat such contribution as a contribution to capital by the Non-Delinquent Partner, and the Percentage Interest of such HAL Limited Partner thereupon shall be reduced (first, as to such HAL Limited Partner's Percentage Interest as a Limited Partner, and thereafter, if necessary to the extent applicable as to such HAL Limited Partner Percentage Interest as a General Partner), and the Percentage Interest of the Contributing Partner shall be increased, by five (5) percentage points. The increases and decreases in Percentage Interests provided for in this Section 5.6 shall be made on a proportionate basis in the event of defaults of less than or more than $150,000 (in the case of Argosy/KOAR) or $850,000 (in the case of HAL Limited Partners), as the case may be.



                                  ARTICLE VI
                                  ----------

                                  ALLOCATIONS

     6.1    PROFITS.  Profits shall be allocated in the following order and
            -------
priority:

            (a) First, to the Partners in the amount and reverse order of cumulative Losses allocated pursuant to Sections 6.2(b) through (e) hereof for all prior periods, which allocation of Profits shall be treated as canceling such prior allocation of Losses for purposes of allocating additional Profits and Losses;

            (b)   Next, to the Partners pari passu until they have been
                                        ---- -----
allocated aggregate Profits under this Section 6.1(b) equal to the aggregate accrued Preferred Return (whether or not paid);

            (c) Next, to the Partners in the order and amount of distributions provided for in Section 7.1(c) (whether or not such distributions are made).

     6.2    LOSSES.  Losses shall be allocated in the following order and
            ------
priority:

            (a) First, to the Partners in the amount and reverse order of the cumulative Profits allocated pursuant to Sections 6.1(b) and (c) hereof for all prior periods, which allocation of Losses shall be treated as canceling such prior allocation of Profits for purposes of allocating additional Profits and Losses;

            (b)   Next, to the Partners pari passu until they have been
                                        ---- -----
allocated aggregate Losses under this Section 6.2(b) equal to their Capital Contributions;

            (c) All Losses shall thereafter be allocated to the Partners in proportion to their respective Capital Contributions. In no event, however, shall an allocation of Losses be made to a Partner in an amount that would cause such Partner's deficit capital account to exceed his share of the Partnership's "minimum gain" (as defined in Treasury regulation section 1.704-2(d)) taking into account any adjustments pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).

            (d) Next, 85% to the Non-Managing General Partner and 15% to the Managing Partner.

            (e) Notwithstanding the foregoing, all partner nonrecourse deductions within the meaning of Treas. Reg. (S)1.704-2 shall be allocated in accordance with the requirements of such section.

     6.3    MINIMUM GAIN.  Notwithstanding the provisions of Paragraphs 6.1,
            ------------
all items of gross income and gain shall first be allocated in a manner that complies with the "minimum gain chargeback" requirements of Treasury Regulation
Section 1.704-2 and the "qualified income offset" requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3), in that order. The allocations pursuant to this Paragraph 6.3 shall be deducted from the Partnership's profits and losses in applying Paragraphs 6.1 and 6.2. However, in applying Paragraph 6.1(a), any allocations made or to be made pursuant to this paragraph shall be taken into account.

     6.4    GENERAL RULE.  All allocations shall be in conformance with the
            ------------
substantial economic effect requirements of Code Section 704(b) and the regulations thereunder.


                                  ARTICLE VII
                                  -----------

                                 DISTRIBUTIONS
                                 -------------

     7.1    ORDER.  All Net Cash from Operations and Net Cash from Sales or
            -----
Refinancing shall be distributed at such times as the General Partners in their sole discretion may determine (based upon such factors as the working capital and/or reserve needs of the Partnership, etc.), at least annually, in the following order and priority:

            (a)   To the Limited and General Partners, in pari passu, in
                                                          ---- -----
     payment of all accrued Preferred Return, to the extent practicable, then due and owing;

            (b)   Next, to the Limited and General Partners, in pari passu, in
                                                                ---- -----
     return of all of their respective Capital Contributions, to the extent practicable; and

            (c) Next, 1% to the General Partners equally and, (i) to the extent HAL Limited Partners have not received distributions resulting in a cumulative internal rate of return equal to 30%, to the Limited Partners in accordance with their Percentage Interests set forth in Section 5.4(a), as adjusted as provided in this Agreement, and (ii) to the extent HAL Limited Partners have received distributions resulting in a cumulative internal rate of return equal to or exceeding 30%, to Limited Partners in accordance with their Percentage Interests set forth in Section 5.4(b), as adjusted as provided in this Agreement.

            (d) Notwithstanding the foregoing provisions of this Section 7.1, until the Bridge Loan has been paid off in full by the Partnership, no distribution will be made pursuant to this Section 7.1 other than distributions to cover Partners' tax liability on the net income of the Partnership based upon the cumulative net profits and losses of the Partnership from its inception, at a marginal tax rate of 50%, (notwithstanding the fact that neither HAL nor Argosy/KOAR may have received distributions equal to all of the Preferred Return and Capital Contributions, and subject to any payments due and owing to M5 under the Profit Interest Agreement). Any distribution under this Section 7.1(d) shall be treated as an advance against, and shall be recouped from, any further distributions under Sections 7.1(a)-(c). No tax distributions will be made following the date that the Bridge Loan has been paid off.

     7.2    AMOUNTS WITHHELD.  In the event that the Partnership is required to
            ----------------
pay or withhold any federal or state tax attributable to distributions or allocations to any Partner, such withholding shall come solely out of any distributions then due to such Partner (but shall be treated as an actual distribution to such Partner). If the required withholding exceeds such distributions, such Partner shall be obligated to pay the Partnership cash in an amount equal to such excess plus interest at 10% until paid (which payment shall not be treated as a Capital Contribution for purposes of this Agreement).

                                 ARTICLE VIII
                                 ------------

                        REPRESENTATIONS, WARRANTIES AND
                        -------------------------------
                  OBLIGATIONS OF THE MANAGING GENERAL PARTNER
                  -------------------------------------------

     8.1    REPRESENTATIONS AND WARRANTIES OF THE MANAGING GENERAL PARTNER.
            ---------------------------------------------------------------
The Managing General Partner does hereby represent and warrant to the Partnership, the Non-Managing General Partner and the Limited Partners that:

            (a) As of the date of this Agreement, the Managing General Partner is a corporation duly organized and, validly existing under the laws of the State of Georgia; and the Managing General Partner has provided HAL with full and complete copies of its organizational documents.

            (b) As of the date of this Agreement, the Managing General Partner has the requisite power and authority to enter into this Agreement and to perform its obligations according to the terms hereof.

            (c) The partners of the Managing General Partner have authorized (and have taken all necessary actions to authorize) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (d) The execution, delivery and performance of this Agreement by the Managing General Partner does not contravene any provision or constitute a default under any indenture, mortgage or other agreement binding on the Managing General Partner, its partners or its Affiliates, or contravene any law, rule, regulations, order, writ, judgment, decree, determination or award presently in effect applicable to the Managing General Partner, its partners or its Affiliates or the Property.

            (e) As of the date of this Agreement, there are no actions, suits, proceedings or judgments pending or, to its knowledge, threatened against the Managing General Partner or its Affiliates in any court or by or before any governmental agency or instrumentality or any arbitrator in which an adverse determination could have a material adverse effect on the business, operations, properties, assets or financial condition of the Managing General Partner, its partners or its Affiliates or the Partnership, or the ability of the Managing General Partner to perform its obligations under this Agreement.

            (f) The Partnership will, during the term hereof, be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Hawaii and is will be during the term hereof, qualified to do business and in good standing in each jurisdiction in which it is selling Intervals or where the location or nature of its properties or business makes such qualification necessary (except where failure to do so would not adversely affect the Partnership). The Partnership has, and will continue to have, powers adequate for undertaking and performing the obligations hereunder, and for carrying on its business and owning its property.

            (g) The execution, delivery and performance of the provisions of this Agreement will not violate, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Partnership pursuant to any provision of any law, regulation, judgment, decree, order, franchise or permit applicable to the Partnership, the Partnership's charter documents or any contract or other agreement or instrument to which the Partnership is a party or by which the Partnership or the Partnership's properties or assets are bound. No consent of any government or agency thereof, or any other person, firm or entity not a party hereto, is or will be required as a condition to the execution, delivery, performance or enforceability of this Agreement.

            (h) To the current actual knowledge of the Managing General Partner, there is no action, litigation or other proceeding pending (or, to the Managing General Partner's knowledge, threatened) before any arbitration tribunal, court, governmental agency or administrative body against the Partnership which, if adversely determined, might materially adversely affect the Project or the business or financial condition of the Partnership, or which questions the validity of this Agreement.

            (i) The Managing General Partner is not in default with respect to any agreement to which it is a party or any statute or regulation applicable to it.

The Managing General Partner hereby agrees to indemnify, defend and hold harmless the Partnership from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees) arising directly or indirectly, in whole or in part, out of any breach or default of any representation or warranty contained in this Agreement.

     8.2    CERTAIN OBLIGATIONS OF THE MANAGING GENERAL PARTNER.  The Managing
            ---------------------------------------------------
General Partner does hereby covenant and agree with the Partnership, the Non-Managing General Partner and the Limited

Partners that, subject to the limitation on the Managing General Partner's authority in Sections 10.5 and 10.6:

            (a) it will be responsible for the overall supervision of the management, sale, marketing and operation of the Property;

            (b) it will represent the Partnership in all transactions and dealings with other parties consistent with its fiduciary obligation to the Partnership;

            (c) it will establish and maintain checking, savings and other banking accounts on behalf of the Partnership, as it may deem appropriate;

            (d) it will prepare and submit the preliminary Proposed Project Budget for the Non-Managing General Partner's review by October 15 of each year and the final Proposed Project Budget for the Non-Managing General Partner's approval pursuant to Section 10.6 by no later than November 15 of each year. The Approved Budget for the period ending December 31, 1995 is attached as Schedule I to this Agreement, and includes the budget of preclosing and closing costs. The Managing General Partner and the Non-Managing General Partner agree that the Proposed Project Budgets for future periods will be prepared using the principles set forth in the side letter from Iain Watson to Andrew Jody Gessow dated October 9, 1994, and, without limitation, will include the amounts payable by the Partnership pursuant to the License Agreement, the Resort Management Agreement, the Marketing Agreement, indebtedness of the Partnership, and Sections 10.5F and 10.12 of this Agreement;

            (e) it will cause to be prepared and use its reasonable efforts to have timely filed all federal and state tax information returns for the Partnership and will cause to be prepared and use its reasonable efforts to have timely filed with appropriate state and federal regulatory administrative bodies all reports which are required to be filed with such entities under the applicable rules;

            (f) it will furnish to the Partners all information and accounting of the Partnership on a timely basis and, when and if requested by any Partner or required to be provided to the Partners herein, upon reasonable notice;

            (g) subject to Section 18.2 relating to each Partner's right to develop or acquire non-competing projects, it will diligently devote such time to the management of the Project as may be necessary for the proper performance of its duties hereunder and consistent with its fiduciary obligation to the Partnership;

            (h) it will maintain and review all books of account for all costs and expenses incurred in connection with the development, management, marketing and operation of the Project;

            (i) it will use its maximum reasonable efforts not to act in any manner which will (i) cause the termination of the Partnership for federal income tax purposes, (ii) cause the Partnership to be treated for federal income tax purposes as an association taxable as a corporation, (iii) harm in any way the Project or other assets, or (iv) result in any liability to any of the Limited Partners; and

            (j) it will take all actions reasonably necessary, appropriate or desirable for the continuation of the Partnership's valid organization and existence as a limited partnership affording limited liability to the Limited Partners.

     8.3    ADDITIONAL OBLIGATIONS OF THE MANAGING GENERAL PARTNER.  In
            ------------------------------------------------------
addition to the obligations set forth in Section 8.2 hereof, but subject to the limitations on the Managing General Partner's authority in Sections 10.5 and
10.6 and as specifically provided in other sections of this Agreement, the Managing General Partner does hereby covenant and agree with the Partnership, the Non-Managing General Partner and the Limited Partners that it shall use its reasonable efforts to do the following at the appropriate times:

            (a) to perform all of the duties and responsibilities of the Managing General Partner of the Partnership;

            (b)   with respect to the Approved Budget:

                  (i) For each line item (as set forth in the side letter from Iain Watson to Andrew Jody Gessow dated October 9, 1994) for periods beginning July 1, 1995, the Managing General Partner will not deviate from the Approved Budget line item amount by more than 5% (except that for the two line items related to revenues and operating expenses for transient guests, such percentage shall be 10%) without obtaining the consent of the Non-Managing General Partner.

                  (ii) For each line item for periods from inception through June 30, 1995, the Managing General Partner will not deviate from the Approved Budget line item amount by more than 5%, and shall not deviate from the two line items related to revenues and operating expenses for transient guests by more than 25%, without obtaining the consent of the Non-Managing General Partner.

                  (iii) The Managing Partner will not materially change the manner of marketing or sales of the Project, or materially change product pricing or discounting policies, or materially change the planned number of Intervals sold without the prior approval of the Non-Managing General Partner.

                  (iv) The General Partners understand that, in the event of the occurrence of (A) war or any natural disaster, the Approved Budget will have to be amended, the requirements of the Managing General Partner in
     (i), (ii) and/or (iii) above may not be achievable by the Managing General Partner (for which the Managing General Partner's failure to meet is hereby excused) and both General Partners will work reasonably with each other to develop and approve an alternative Proposed Project Budget as expeditiously as is reasonably possible (and in any event, within 30 days) to replace the previous Approved Budget, and (B) an emergency, the Managing General Partner shall have the power (without the consent of the Non-Managing Partner) to make any disbursements it in good faith determines are necessary as a result thereof, provided that the Managing General Partner promptly shall notify the Non-Managing Partner of the nature of the emergency and the acts taken by the Managing General Partner in response thereto and both General Partners will work reasonably with each other to develop and approve an alternative Proposed Project Budget as expeditiously as is reasonably possible (and in any event, within 30 days) to replace the previous Approved Budget.

                  (v) In the event that the Non-Managing General Partner, in its sole and absolute discretion, determines to not approve expenditures which exceed the percentages of the Approved Budget set forth in this
     Section 8.3(b) and actual cash disbursements of the Partnership are higher than the upper limit permitted in this Section 8.3(b), the Managing General Partner will promptly cause cash disbursements to be limited to ensure compliance with permitted cash disbursements, subject to the provisions of
     (iv) above and to the Managing General Partner's physical ability to comply with this provision.

            (c) to process through governmental authorities the approvals and permits necessary to sell and operate the Project;

            (d) to negotiate and execute the Marketing Agreement and the Subcontract Agreement;

            (e) to form the Association and cause the Partnership to perform all of its duties and obligations as the "Developer" in accordance with the Declaration and all instruments referenced and contemplated thereunder;

            (f)   to negotiate, execute and administer the License Agreement;

            (g) to negotiate, execute and administer the Resort Management Agreement and the Resort Submanagement Agreement and to monitor the Resort Manager;

            (h)   to negotiate, execute and administer the Forward Commitment;

            (i) to negotiate, close and administer the Takeout Loan as soon as practicable;

            (j) to coordinate and supervise interior design selection, purchase and installation of all furniture, fixtures and equipment and pre-opening purchases of the Project from appropriate designers, purchasers, installers, suppliers and fabricators;

            (k) to monitor the payment to the Partnership of all Purchase Money Promissory Notes received from Interval purchasers during sales of the Project and to use its reasonable efforts to convert such receivables into cash (by either hypothecation or sale) as soon as practicable;

            (l) to amend, as appropriate or necessary, the Declaration, sale agreements, deeds and related closing documents to convey the Intervals in the ordinary course of business;

            (m) to monitor the sale of Intervals on a secured installment sales basis or for cash by the Subcontract Agent(s);

            (n) to hypothecate or sell the Purchase Money Promissory Notes and the mortgages securing the obligations of Interval purchasers thereunder;

            (o) in the ordinary course of business, to acquire, hold, improve, own, lease, encumber, pledge, option, exchange or otherwise dispose of real or personal property (or rights or interests therein) of any nature whatsoever, as may be necessary or advisable (in the Managing General Partner's reasonable business judgment) for the operation of the Partnership;

            (p) in the ordinary course of business, to enter into contracts, agreements or arrangements concerning the assets of the Partnership, as may be necessary or advisable (in the Managing General Partner's reasonable business judgment) for the operation of the Partnership;

            (q) in the ordinary course of business, to employ persons, agents or independent contractors, as may be necessary or advisable (in the Managing General Partner's reasonable business judgment) for the operation of the Partnership;

            (r) in the ordinary course of business, to borrow money from anyone for Partnership purposes, and, if security is required therefor, to execute and deliver all instruments, deeds of trust, mortgages, security agreements, assignments or other security documents relating to all or a portion of the assets of the Partnership as may be necessary or advisable for the operation of the Partnership;

            (s) to pay Direct Costs and to establish reasonable reserves for anticipated liabilities and obligations of the Partnership, whether contingent or otherwise; and

            (t) to execute and deliver any and all instruments to effectuate the foregoing and to take all such actions, as may be necessary or advisable for the operation of the Partnership business.


                                  ARTICLE IX
                                  ----------

                     APPLICATION OF PROCEEDS, CERTAIN FEES
                     -------------------------------------
                        AND EXPENSES OF THE PARTNERSHIP
                        -------------------------------

     9.1    APPLICATION OF PROCEEDS, FEES AND EXPENSES.  The Managing General
            ------------------------------------------
Partner is authorized to apply the capital of the Partnership and any other proceeds to the Partnership from other sources in accordance with the Partnership purposes in accordance with the Approved Budget(s) and this Agreement.

     9.2    DEVELOPMENT, CONSTRUCTION AND SALE OVERHEAD REIMBURSEMENT.  The
            ---------------------------------------------------------
Partnership shall reimburse the Managing General Partner for overhead incurred in connection with services rendered by the Managing General Partner in its oversight of development of the Project as well as sales of Intervals during the development of the Project as set forth in Section 10.5.F, to the extent provided for in the Approved Budget or pursuant to Section 8.3(b).

     9.3    MANAGEMENT MARKETING FEE.  The Partners acknowledge that the
            ------------------------
Association and the Partnership, respectively, will enter into the Resort Management Agreement and the Marketing Agreement, respectively (and the Marketing Agent thereafter will enter into the Subcontract Agreement with the Subcontract Agent), and will pay the Resort Manager and the Marketing Agent, respectively, the management fees and the marketing fees set forth in each, to the extent provided for in the Approved Budget or pursuant to
Section 8.3(b).

     9.4    PAYMENT FOR ADDITIONAL SERVICES.  Nothing contained hereunder shall
            -------------------------------
be deemed to preclude the payment to any Partner and/or its Affiliates of fees not designated herein, provided that such fees are for services or goods required by the Partnership; are not in excess of the prevailing rate or fees for such services or goods which would be charged by unaffiliated parties in arm's-length transactions; and such fees or agreements are provided for in the Approved Budget or pursuant to Section 8.3(b).

     9.5    DIRECT COSTS.  Subject to the terms and conditions of the initial
            ------------
Approved Budget, the Partners shall be reimbursed for all Direct Costs which the Partners incur (or incurred prior to the date hereof) on behalf of the Partnership. All due diligence costs in accordance with the initial Approved Budget shall be reimbursed to the Partners at the closing of the Partnership's purchase of the Property. The Partners shall exercise reasonable diligence to
(i) minimize the costs and expenses of the sale and operation of the Project, and (ii) maintain such costs and expenses at rates generally not higher than the standard paid in the locality for the sale and operation of properties similar to the Project. The General Partners will be reimbursed for all Direct Costs incurred by them in excess of those amounts credited to such General Partner's initial capital contribution on the Closing Date.

     9.6    REIMBURSEMENT OF ORGANIZATION COSTS.  The Partnership will
            -----------------------------------
reimburse, to the extent such party has not previously been reimbursed by the Partnership or been given credit against Capital Contributions pursuant to
Section 5.1(b): (i) to the extent provided for in the Partnership's initial Approved Budget or in Section 8.3(b), the General Partners for their attorneys' fees and costs incurred in connection with the formation of such General Partner and due diligence investigation in connection therewith; and (ii) to the extent provided for in the Partnership's initial Approved Budget and subsequent Approved Budgets or in Section 8.3(b), the General Partners for all Direct Costs (including, but not limited to, all legal fees, title insurance premiums, and all direct or out-of-pocket costs) incurred prior to or after formation of the Partnership to acquire, operate and sell the Project and the borrowing of the Bridge Loan.

                                   ARTICLE X
                                   ---------

                    STATUS OF THE MANAGING GENERAL PARTNER
                    --------------------------------------

     10.1   CONTROL AND RESPONSIBILITY.  Except as otherwise limited herein,
            --------------------------
the Managing General Partner shall be solely responsible for the management of the Project and shall have all powers generally conferred by law as well as those which are necessary, advisable or consistent in connection therewith. Any note, contract, deed, bill of sale, mortgage, lease or other commitment purporting to bind the Partnership to any action shall be signed by the Managing General Partner on behalf of the Partnership or by any person(s) to whom the Managing General Partner grants the authority under an agreement or arrangement.

     10.2   STATUS OF PARTNERSHIP INTEREST.  Except as may be otherwise
            ------------------------------
provided in this Agreement, the Partnership Interest owned by the Managing General Partner shall be fully paid and non-assessable. The Managing General Partner shall not have the right to reduce its contributions to the capital of the Partnership, or assign its Partnership Interest, except as a result of
(i) the dissolution and termination of the Partnership, (ii) its removal from the Partnership as the Managing General Partner as provided in Section 10.7 hereof, or (iii) as otherwise provided in this Agreement and in accordance with applicable law.

     10.3   EXTENT OF OBLIGATION.  The Managing General Partner shall devote
            --------------------
such time to the affairs of the Partnership as it shall reasonably deem necessary to conduct the proper performance of its duties hereunder and the operation of the Partnership, all in accordance with this Agreement and the Act. It is expressly understood and agreed that the Managing General Partner shall not be required to devote its entire time or resources to the business of the Partnership.

     10.4   RIGHTS AND POWERS OF THE MANAGING GENERAL PARTNER.  In addition to
            -------------------------------------------------
any other rights and powers which it may possess under the Act or pursuant to this Agreement, and in addition to any rights and powers necessary to fulfill its obligations pursuant to Sections 8.2 and 8.3, but subject to the limitations on the Managing General Partner's authority contained in Sections 10.5 and 10.6 or in any other section of this Agreement, the Managing General Partner shall have all specific rights and powers required or appropriate to its management of the Project, which shall include, without limitation, the following rights and powers on behalf of the Partnership:

            (a) subject to Section 9.6, to pay on behalf of the Partnership (and be reimbursed for) any and all organizational expenses incurred in the creation of the Partnership, including, without limitation, travel expenses, legal and accounting fees and state securities exemption and registration expenses;

            (b) except as may otherwise be provided herein, to acquire an interest in the Partnership and to become a Limited Partner subject to all obligations and duties of a Limited Partner;

            (c) except as may otherwise be provided herein, to place record title to, or the right to use, any assets of the Partnership in the name(s) of a nominee(s), as may be necessary or advisable for the operation of the Partnership;

            (d) as and when deemed necessary by the Managing General Partner, to require in all Partnership contracts that no General Partner will be personally liable thereon and that the party contracting with the Partnership shall look solely to the assets of the Partnership for satisfaction; and

            (e) to the extent provided in Section 5.5, admit a person as a Limited Partner.

It is specifically contemplated that the Managing General Partner shall execute master deeds, declaration of condominiums and amendments thereto, sale agreements, deeds and related closing documents to convey Intervals in the ordinary course of business, including secured installment sales of such Intervals. Furthermore, the Non-Managing General Partner and the Limited Partners agree, as and when requested by the Managing General Partner, to execute and have notarized special power of attorney instruments authorizing the Managing General Partner to carry out all of its duties and responsibilities hereunder without any consent or signature requirements of the Non-Managing General Partner and the Limited Partners unless such consent is required under this Agreement, including, without limitation, Sections 10.5 and 10.6.

            Funds of the Partnership, which in the sole discretion of the Managing General Partner are not required for current obligations, may be invested from time to time in certificates of deposit issued by chartered state or national banks which are insured by the Federal Deposit Insurance Corporation, securities issued or guaranteed by the United States Government or any of its agencies or instrumentalities, shares of diversified, open-end investment companies registered under the Investment Company Act of 1940, known as "money market mutual funds," which invest in securities issued or guaranteed by the United States Government or any of its agencies and instrumentalities, certificates of deposit issued by domestic banks or London branches of domestic banks, bankers' acceptances and domestic commercial paper and similar investments providing for appropriate safety of principal. HAL shall designate such money market mutual funds where the Partnership deposits the funds.

     10.5   LIMITATIONS ON AUTHORITY OF THE MANAGING GENERAL PARTNER.  The
            --------------------------------------------------------
Managing General Partner shall not have the authority:

            (a)   to do any act in contravention of this Agreement;

            (b) to do any act which would make it impossible to carry on the purpose of the Partnership; provided, however, that the sale of all or any portion(s) of the Partnership's Property shall not be deemed to be an act making it impossible for the Partnership to carry on its purpose;

            (c) to possess Partnership Property, to purchase or lease assets from the Partnership or to assign the rights of the Partnership in specific Partnership Property for other than for the benefit of the Partnership;

            (d) to continue the Partnership with Partnership Property in contravention of Section 13.1 hereof;

            (e) to cause the Partnership to enter into contracts with the Managing General Partner or any of its Affiliates which would bind the Partnership after the removal, Bankruptcy, dissolution, and liquidation or other termination of existence of the Managing General Partner;

            (f) to cause the Partnership or itself to commingle the Partnership funds with those of any other person or entity;

            (g) except as specifically referred to in or contemplated by this Agreement, to sell, exchange or convey title to, or to contract to sell or grant an option for the sale or otherwise dispose of in any manner all or any material portion of the Property, other than in the ordinary course of business, without first having obtained the consent of the Non-Managing General Partner; however, the restrictions stated in this Section shall not limit the authority of the Managing General Partner to sell, transfer and convey Intervals on behalf of the Partnership on such terms and conditions as the Managing General Partner may deem to be appropriate, including, without limitation, secured and unsecured installment sales subject to compliance with G.P. Major Decisions; or

            (h) to do any act which is in breach of its fiduciary responsibilities or which was not determined in good faith by the Managing General Partner at the time the act was carried out to be in the best interests of the Partnership.

Notwithstanding the above, the parties acknowledge and agree that the following shall serve as a preliminary development plan for the Project, which plan may be changed or altered at any time in the sole discretion of the General Partners:

            A. Immediately prior to the Close of Escrow under the Purchase Agreement, subject to the terms of the Bridge Loan, New Lender shall fund $30,300,000 from the Bridge Loan into the Bridge Loan Escrow (of which $300,000 shall be used for fees paid to New Lender) and $30,000,000 shall be paid to M5, which amount shall then be used by M5 to acquire the Lender Note and Mortgage pursuant to the terms and conditions of the Loan Purchase Agreement, whereupon the Lender Note and Mortgage shall automatically and immediately be deemed to have been amended and restated to reduce the principal balance thereof to $30,000,000 and such amended Lender Note and Mortgage shall be deemed paid and satisfied in full and, immediately thereafter, the Partnership shall be deemed to have acquired the Property from Seller free and clear of the amended Lender Note and Mortgage but subject to the Bridge Loan, all as provided in the Funding Agreement.

            B. In the event the Bridge Loan is not fully paid by December 31, 1996, for a reason other than the Partnership's failure to obtain a Takeout Loan which is solely or substantially as a result of the refusal by HAL, in its capacity as a General Partner, to consent to the Partnership's execution of such Takeout Loan when required to do so pursuant to the definition thereof, HAL's Percentage Interest in the Partnership as a Limited Partner shall thereupon increase by 20 percentage points (calculated in a manner similar to the parenthetical at the end of Section 5.6(i)) and Argosy/KOAR's Percentage Interest in the Partnership as a Limited Partner shall thereupon decrease by 20 percentage points (provided that HAL's increase in Percentage Interest provided for in this paragraph B shall not be shared with other HAL Limited Partners);

            C. 100% of the Direct Costs will be funded first by the General Partners' and the Limited Partners' initial Capital Contributions required under Section 5.1 (totaling $15,000,000) until such funds are exhausted. Thereafter, Direct Costs shall be funded from either the Bridge Loan, Net Cash From Operations, or the hypothecations of any Purchase Money Promissory Notes or other funding sources agreed to and arranged by the General Partners;

            D. The Partnership and the Marketing Agent will enter into the Marketing Agreement. The Managing General Partner intends to subcontract the duties and responsibilities of the Marketing Agent to the Subcontract Agent pursuant to the Subcontract Agreement;

            E. Prior to selling any Intervals, the Partnership will procure the Forward Commitment;

            F. The Managing General Partner will receive from available Project funds/cash flow overhead reimbursement and Project administration funds at a rate of $20,000 per month for reimbursement of off-site general and administrative costs and expenses plus reimbursement of actual on-site general and administrative costs and expenses as incurred (budgeted at $35,000 per month) from November, 1994 through the earlier of the commencement of sales of Intervals or June 30, 1995 (subject to any necessary increases for on-site personnel in the three (3) months preceding the commencement of Interval sales, but only to the extent approved by the Non-Managing General Partner). Upon the commencement of the sales of Intervals and until such time as Argosy/KOAR is no longer serving as Managing General Partner, the Managing General Partner shall receive such reimbursement at a rate of 5% of actual net revenues (i.e., revenues derived from the sale of all Intervals with respect to which the buyer thereof has made a down payment of at least 10% and the contract of sale therefor is not rescinded within the applicable statutory period) during the sellout period with respect to the first sale of each Interval (and not with respect to any subsequent sales of such Interval for which the buyer has defaulted in the payment of the purchase price therefor); provided, however, 4% of such actual net revenues shall be paid on a current monthly basis from and after the commencement of sales of Intervals as follows: (i) an amount (not to exceed the entire 4% amount) equal to (a) the salaries, benefits and related costs of all on-site employees of the partnership, excluding any employees dedicated to mortgage receivables administration (as set out in Iain Watson's letter to Andrew Jody Gessow of October 9,
     1994) and excluding any employees whose salaries, benefits and related costs are covered by third parties (including but not limited to the Resort Manager, the Marketing Agent, and the Subcontract Agent), and (b) the on-site office costs incurred by the Partnership (including but not limited to rent, utilities, telecommunications, postage and supplies), and (c) any other costs incurred in the administration of the Project, specifically excluding: outside legal and accounting costs, insurance, property taxes, closing costs associated with interval sales, franchise fees, fees to the marketing subcontractor, any costs or fees directly associated with off-site marketing, expenses and fees to the

     Resort Manager, and other non-reimbursable costs (all as set out in Iain Watson's letter to Andrew Jody Gessow of October 9, 1994), and (ii) any net amount remaining after said clause (i) payment thereof shall be payable and paid to Argosy/KOAR). In addition to the amount set forth in clause (i) above, 1% of such actual net revenues will accrue and be deferred until such time as the Partners have received all of their respective Capital Contributions and Preferred Return, whereupon and thereafter Argosy/KOAR shall receive (on a 50/50 basis with the payments to HAL pursuant to Section 10.12 hereof) all available Project funds/cash flow until such time as all of such accrued and deferred 1% overhead reimbursement and Project administration funds have been paid; provided, further, any and all overhead reimbursements and Project administration funds received by Argosy/KOAR prior to the commencement of sales of Intervals as provided above shall be deemed an advance against Argosy/KOAR's 1% accrual and, after the return of Capital Contributions and payment of the Preferred Return but prior to any payments of the 1% accrual to Argosy/KOAR, HAL first shall be paid from available Project funds/cash flow an amount equal to the total amount deemed advanced to Argosy/KOAR as aforesaid.

            G. The Project will be marketed and operated as "Embassy Vacation Resort at Poipu Beach" under the License Agreement granted by ESI (franchisor of 103 Embassy Suites hotels, the largest chain of all suite hotels in the world, and manager of 56 Embassy Suites hotels, including five hotels owned by affiliates of the Managing General Partner) to Argosy/KOAR, which will be assigned to the Partnership. It is anticipated that ESI will be paid a royalty of at least the following: (i) by the Partnership, a base license fee of 2% of net sales payable as and when Intervals close; (ii) by the Association, an interval license fee of $7.50 per year per Interval commencing with the sale of 110 Units; and (iii) by the Partnership, an incentive license fee equal to ten percent (10%) of the Net Profits, if any (as defined in the License Agreement), which amounts shall be paid prior to any payments under the Profit Interest Agreement or distributions to the Partners under Section 7.1(c) hereof. Moreover, the Partnership will hold ESI harmless against any and all claims from anyone arising out of the sales, marketing or operation of the Project. Amounts payable pursuant to this Section 10.5G shall be provided for in the Proposed Project Budget; and

            H. Subject to the provisions of Section 8.3, the Managing General Partner or its Affiliates may provide products and/or services to the Partnership, or otherwise contract with the Partnership, during the development of the Project or upon its completion, so long as the Non-Managing

     General Partner approves of such arrangement, including, with respect to the Marketing Agent, the Marketing Agreement, the Resort Management Agreement and the Resort Submanagement Agreement.

            I. The Partnership shall pay to M5, as more specifically set out in the Profit Interest Agreement, 10% of the amounts that otherwise would have been distributable to the Partners under this Agreement (specifically excluding amounts distributed under Section 7.1(a) and (b) hereof but specifically including any amounts distributable in the form of distributions for tax payments and distributions upon liquidation of the Partnership).

            No person or entity dealing with the Managing General Partner with respect to the Partnership or its property shall be under any obligation to inquire into the authority of the Managing General Partner to bind the Partnership and the limitations on the Managing General Partner's authority imposed in this section shall be consulted only for determining liabilities among the Partners themselves.

     10.6   G.P. MAJOR DECISIONS.  Notwithstanding any provision contained in
            --------------------
Section 10.4 and 10.5 hereof, or any other provision to the contrary contained in this Agreement, the Consent of the General Partners will be necessary to take any G.P. Major Decision.

     10.7   REMOVAL OF THE MANAGING GENERAL PARTNER.
            ---------------------------------------

            (a) The Managing General Partner may be removed only following notice and failure within a reasonable time after receipt of notice to cure injury to the Partnership, upon the vote of the Non-Managing General Partner and written notice of such vote to the Managing General Partner, if the Managing General Partner acts in any of the following ways or any of the following occurs:

                  (i) the principals of the Managing General Partner (Osamu Kaneko, Steven C. Kenninger and/or Andrew Jody Gessow and/or any principal admitted by the Managing General Partner at a later date) acted in a way that constituted gross or willful neglect, actual fraud, breach of a fiduciary duty or willful misconduct and such act was materially harmful to the Partnership (unless such harm or violation is remedied by the Managing General Partner);

                  (ii) the Partnership commenced a voluntary bankruptcy proceeding (or an involuntary bankruptcy proceeding was commenced which was not dismissed within ninety (90) days thereafter) other than with the prior written consent of the Non-Managing General Partner;

                  (iii) the Managing General Partner operates the business of the Partnership in a manner which is shown by clear and convincing evidence to be incompetent and materially harmful to the Partnership, or in willful violation of a material item of this Agreement (unless such harm or violation is remedied by the Managing General Partner or such harm or violation resulted from an act of the Managing General Partner in response to an emergency in order to protect the Partnership);

                  (iv) the Bankruptcy of the Managing General Partner (or other incapacity which prevents the Managing General Partner from effectively discharging the duties set forth in this Agreement) unless, within 90 days from such event, the remaining General Partner(s) elect to continue the business of the Partnership;

                  (v) Except as provided in Section 10.8 and 10.11 below, any constituent shareholder or partner of the Managing General Partner shall Transfer any of its Percentage Interest, whether directly or by operation of a transfer or its interest in such Managing General Partner; and

                  (vi) at least two of the following persons, Andrew Jody Gessow, Osamu Kaneko or Steven C. Kenninger, and any other principal of Argosy/KOAR who has been consented to by HAL in writing as an acceptable principal by HAL (which consent shall not be unreasonably withheld), are no longer actively engaged in the business and affairs of Argosy/KOAR.

            (b) If the Managing General Partner is removed pursuant to Section 10.7(a) of this Agreement, (i) the remaining Partners promptly shall take all steps reasonably necessary to either assume or cause another person or entity to assume the authority of the "Managing General Partner," (ii) the Managing General Partner's liability as a general partner shall cease as to all events which occur subsequent to its removal and, unless a substituted general partner is elected as a result of a Liquidating Event, the Partnership promptly shall take over all steps reasonably necessary to cause such cessation of liability,
(iii) the removed Managing General Partner shall retain its capital account and Percentage Interest in the Partnership but such interest in the Partnership shall be converted to that of a Limited Partner (subject to the exercise by the Non-Managing General Partner of its rights pursuant to Article XV), and (iv) such Managing General Partner shall receive any overhead reimbursement accrued but unpaid under Section 9.2 through and including the date of removal. Notice of the removal of the Managing General Partner shall be delivered to the Managing General Partner by Partners voting for its removal at least thirty (30) days prior to the effective date of such removal.

Upon removal of the Managing General Partner, the Non-Managing General Partner shall assume the duties of the Managing General Partner under this Agreement, unless the Non-Managing General Partner delegates such duties to another Managing General Partner appointed by it.

            (c) If the Managing General Partner is removed pursuant to Section 10.7(a)(i) of this Agreement, all of the provisions of Section 10.7(b) will apply; provided, however, the Partnership thereafter (but not before) shall be entitled to offset against all amounts distributable to the removed Managing General Partner all damages incurred by the Partnership solely as a result of the acts of the Managing General Partner which gave rise to its removal which are determined by Dispute Resolution to have been the result of willful or gross neglect, actual fraud, breach of fiduciary duty or willful misconduct by one or more of the principals identified in Section 10.7(a)(i).

            (d) It is the desire and intention of all of the parties hereto to agree upon a mechanism and procedure under which any disputes or disagreements under or relating to this Agreement calling for a determination by Dispute Resolution will, except as otherwise stated hereinafter, be resolved in a prompt and expeditious matter. The parties intend that such rapid mechanism and procedure be utilized to resolve any and all such disputes and disagreements. Accordingly, any controversy or dispute arising out of this Agreement calling for a determination by Dispute Resolution shall be heard by a referee pursuant to the provisions of Hawaii law. All of the parties hereto promptly and diligently shall cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The parties hereto agree that the referee shall have the power to decide all issues of fact and law and report his decision thereon and issue all legal and equitable relief appropriate under the circumstances of the controversy before him. The parties shall agree upon a single referee experienced in resolving disputes of the kind under consideration, which referee shall then try all issues, whether of fact or law, and report a finding and judgment thereon. If the parties are unable to agree upon a referee within ten (10) days of a written request to do so by any party hereto, then any party hereto may thereafter seek to have one appointed pursuant to Hawaii law. The cost of such proceeding initially shall be borne equally by the parties to the dispute. However, the prevailing party in such proceeding shall be entitled, in addition to all other costs, to recover its contribution for the cost of the referee as an item of damage and/or recoverable costs. Subject to the foregoing, the parties hereby consent to jurisdiction and venue in the Superior Court of the Island and County of Kauai, Hawaii, with respect to all such disputes or disagreements under this Agreement, and agree that any action with respect to any of the foregoing shall be brought and maintained only in such courts sitting in the Island and County of Kauai, Hawaii.

     10.8   [Intentionally Deleted]

     10.9   LIABILITY AND INDEMNIFICATION OF THE GENERAL PARTNERS.
            -----------------------------------------------------

            (a) The General Partners (including any partners, or any directors, officers or employees of any partners of the General Partners) shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any other Partner for any liability or loss relating to the performance or non-performance of any act or covenant (including, but not limited to, those covenants set forth in Sections 8.2 and 8.3 hereof) concerning the Partnership, provided such General Partner was acting in good faith within what such General Partner reasonably believed to be the scope of such General Partner's authority and for a purpose which such General Partner reasonably believed to be in the best interest of the Partnership, except for acts of willful or gross neglect, actual fraud, breach of fiduciary responsibility or willful misconduct.

            (b) The Partnership (but not the other General Partner or the Limited Partners) shall indemnify and hold harmless each General Partner (including any partners, shareholders or directors, officers or employees of any partners or shareholders of such General Partner) against any liability or loss or threat of liability or loss, including legal fees, as a result of any claim or legal proceeding relating to the performance or non-performance of any act concerning the Partnership, provided such General Partner was acting in good faith within what such General Partner reasonably believed to be the scope of such General Partner's authority and for a purpose which such General Partner reasonably believed to be in the best interest of the Partnership, except for acts of willful or gross neglect, actual fraud, breach of fiduciary responsibility or willful misconduct.

            (c) The Partnership, each General Partner and the Limited Partners, jointly and severally, hereby release each General Partner (including any directors, shareholders, officers or employees of any partners or shareholders of each General Partner) from any liability or loss to the Partnership, the other General Partner or the Limited Partners for acts or omissions for which such General Partner could receive indemnification pursuant to this Section 10.9.

            (d) Any liability of the Partnership shall first be satisfied out of the income or assets of the Partnership (including the proceeds of any insurance which the Partnership may recover), and if such assets shall not be sufficient to satisfy such liability, the liability shall be borne by the General Partners in accordance with the provisions of Section 5.2(b).

     10.10  NO WITHDRAWAL BY GENERAL PARTNERS.  Notwithstanding any other
            ---------------------------------
provision of this Agreement or right provided by law, neither General Partner shall be entitled to withdraw from the Partnership without the prior approval of the other General Partners.

     10.11  CHANGE IN OWNERSHIP OF THE GENERAL PARTNERS.  Notwithstanding any
            -------------------------------------------
other provision of this Agreement or right provided by law, no constituent shareholder or partner shall Transfer any interest in any Partner without the consent of all other General Partners; provided, however, without the consent of (but subject to prior written notice to) the other Partners, (i) any constituent shareholder or partner of a Partner may assign its interest in any distributions of the Partnership, or may effectuate a Transfer to a revocable living trust for the benefit of such shareholder or partner or an immediate family member, so long as such partner or shareholder retains all voting rights with respect to its partnership or shareholder interest and the party to whom such distributions are assigned does not have the right to foreclose or otherwise acquire or succeed to such shareholder's or partner's interest in the Partnership, (ii) Steven C. Kenninger and/or Osamu Kaneko make effectuate Transfers between themselves and/or Transfers to Andrew Jody Gessow provided that each retains an interest in the Managing General Partner; and (iii) the shareholders of Argosy/KOAR shall initially be Andrew Jody Gessow ("Gessow") with a 25% interest ("Gessow Sole Interest"); Osamu Kaneko ("Kaneko") with a 33.33% interest; Steven
C. Kenninger ("Kenninger") with a 16.67% interest, and Gessow with a second 25% interest being held in trust ("AKG Trust Interest"); provided, however, that Argosy/KOAR shall have the right with the prior approval of the Non-Managing Partner (which approval shall not be unreasonably withheld) to assign all of the right of the AKG Trust Interest to receive distributions from the Partnership to any or all of the following persons or entities: (a) Herbert Alfree or other senior marketing executive(s) or other employee(s) of Argosy/KOAR, for providing sales, marketing or other services to the Partnership; (b) the Subcontract Agent or other Partnership sales and marketing groups working for the Partnership either onsite or offsite, in order to provide incentives to maximize profits to the Partnership; (c) either KPI Realty, Inc., Itochu Corporation or Canyon Partners (or any of their affiliates) to maintain business relationships for the purpose of generating additional vacation ownership investment opportunities; or
(d) any combination of Gessow, Kaneko or Kenninger. Argosy/KOAR will make the request(s) to the Non-Managing Partner to effectuate these assignments as soon as practicable, to which the Non-

Managing Partner will promptly respond. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, (A) HAL acknowledges and agrees that Argosy/KOAR intends to assign all of its rights, duties and obligations as Managing General Partner and/or as a Limited Partner to an entity to be formed by Argosy/KOAR on or before the Closing Date, and HAL further agrees that (a) such assignment shall not be deemed to be a Transfer for purposes of this Agreement so long as Steven C. Kenninger, Osamu Kaneko and Andrew Jody Gessow each retains their respective interests in such entity as set forth above, and (b) upon the effective date of such assignment, Argosy/KOAR will have no further obligations, duties or liability hereunder so long as such entity assumes all of such obligations, duties and liabilities of Argosy/KOAR,
(B) including, but not limited to, Section 10.7(a)(vi) or elsewhere in this Agreement to the contrary, in the event of the death or adjudication of insanity or incompetency or divorce of any of Gessow, Kaneko or Steven C. Kenninger, their respective estates shall and/or ex-spouses may (subject to the divorced parties' agreement) succeed to each such person's capital account and Percentage Interest in the Managing General Partner (which, in the event of divorce, may not exceed 50% of such Percentage Interest) provided that each such transfer complies with the requirements of Section 12.2 and each such successor has no voting rights.

     10.12  PAYMENT TO HAL.  Upon the commencement of the sales of Intervals,
            --------------
and until such time as HAL is no longer a General Partner, HAL shall receive from available Project funds/cash flow overhead reimbursement and Project administration funds at the rate of 1% of actual net revenues (as defined in Section 10.5F) during the sellout period; provided, however, that such net revenues will accrue and be deferred until such time as the Partners have received all of their respective Capital Contributions and Preferred Return, whereupon and thereafter HAL shall receive (on a 50/50 basis with Argosy/KOAR with respect to Argosy/KOAR's accrued and deferred 1% payment pursuant to
Section 10.5F) until such time as all of such accrued and deferred 1% overhead reimbursement and Project administration funds have been paid.


                                  ARTICLE XI
                                  ----------

                          STATUS OF LIMITED PARTNERS
                          --------------------------

     11.1   LIABILITY.  The liability of each Limited Partner (in its capacity
            ---------
as a Limited Partner) for the losses, debts, expenses, liabilities or obligations of the Partnership shall be limited to its capital contribution and its share of any undistributed assets of the Partnership to the extent required by law.

     11.2   BUSINESS OF THE PARTNERSHIP.  Except as specifically provided
            ---------------------------
herein, a Limited Partner shall not be entitled to participate in the conduct of the business or management of the Partnership and shall have no authority to act for or to bind the Partnership in any manner relating thereto.

     11.3   STATUS OF PARTNERSHIP INTEREST.  No Limited Partner shall have the
            ------------------------------
right to withdraw or reduce its capital contribution to the Partnership except as a result of (i) the dissolution and termination of the Partnership or (ii) as otherwise provided in this Agreement and in accordance with applicable law. No Limited Partner shall have the right to bring an action for partition against the Partnership. Notwithstanding anything to the contrary stated herein, any Limited Partner may terminate, by written notice to the General Partner, its right, title and interest as a Limited Partner in the Partnership and thereby forfeit any right to distributions or other income from the Partnership, including, without limitation, return of its original capital contribution in the Partnership. If any Limited Partner so terminates its interest as a Limited Partner, such Limited Partner shall have no further obligations or liabilities under this Agreement.

     11.4   DEATH, INCAPACITY OR DISSOLUTION OF A LIMITED PARTNER.  Neither the
            -----------------------------------------------------
death or adjudication of Bankruptcy, insanity or incompetency of a Limited Partner who is an individual nor the liquidation or dissolution of a Limited Partner which is not an individual shall affect the continuing existence of the Partnership; the Partnership shall continue in existence despite such occurrence and the estate or the successor of such Limited Partner shall succeed to the capital account and the Percentage Interest of such Partner in the Partnership as an assignee until admitted as a Limited Partner.

     11.5   INVESTMENT REPRESENTATION AND COVENANTS.  Each of the Limited
            ---------------------------------------
Partners, by executing this Agreement, represents, warrants and covenants to the Partnership and to the General Partners as follows:

            (a) That the net worth and income of the Limited Partner are adequate to support the obligations incurred by its admission to the Partnership;

            (b) That the Limited Partner has read and is familiar with this Agreement;

            (c) That the Limited Partner is purchasing an interest in the Partnership for its own account, for investment purposes only, and not with a view toward distribution or resale and under no circumstances will the Limited Partner sell, transfer, hypothecate, assign or pledge all or any portion of an interest in the Partnership in the absence of the consent of the General Partner in compliance with the provisions of this Agreement; and

            (d) That the Limited Partner will not sell, transfer, assign or convey an interest in the Partnership except (i) pursuant to an effective registration or exemption under applicable federal and state securities laws and (ii) in accordance with the conditions set forth in Article XII hereof.


                                  ARTICLE XII
                                  -----------

                      TRANSFER OF A PARTNERSHIP INTEREST
                      ----------------------------------

     12.1   ASSIGNMENT.  In the event of any permitted Transfer, the transferee
            ----------
shall be recognized by the Partnership provided that (i) the terms of such assignment are not in contravention of any of the provisions of this Agreement;
(ii) such assignment is fully executed by the assignor and assignee; and
(iii) such assignment is received by the Partnership and recorded on the books thereof. In the event of such an assignment of a Partnership Interest, the following rules shall govern:

            (a) The "effective date" of an assignment of a Partnership Interest as used hereunder shall be that date set forth on the written instrument of assignment.

            (b) Notwithstanding anything herein to the contrary, both the Partnership and the other Partners shall be entitled to treat the assignor of such interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to it until such time as the written assignment has been received by and recorded on the books of the Partnership.

            (c) An assignee of a Partner's interest in the Partnership shall be entitled to receive distributions of cash or other property from the Partnership attributable to the interest acquired by reason of such assignment from and after the effective date of the assignment of such interest to it except as provided in subparagraph (b) hereinabove. An assignee shall not be entitled to vote or to have any other rights under this Agreement, except as set forth herein.

            (d) The profits, losses and distributable cash attributable to the Partnership Interest acquired by reason of such assignment shall be divided among and allocated between the assignor and assignee of such interest and in accordance with subparagraph (e) hereinbelow.

            (e) The division and allocation of profits, losses and distributable cash attributable to the Partnership Interest between assignor and assignee during any fiscal year of the Partnership shall be based upon the length of time during such fiscal year, as measured by the effective date of the assignment, that the interest was owned by each of them and shall not be based upon the date(s) during such fiscal year on which income was earned or losses were incurred by the Partnership.

     12.2   SUBSTITUTION.  No assignee of the whole or any portion of a
            ------------
Partner's interest in the Partnership shall have the right to become a substituted Partner in place of its assignor unless all of the following conditions are satisfied:

            (a) the assignor and assignee execute and acknowledge a written instrument of assignment, together with such other instruments as the Managing General Partner may deem necessary or desirable to effect the admission of the assignee as a substituted Partner;

            (b) such instrument of assignment provided for herein has been delivered to and received by the Managing General Partner;

            (c) the written consent of the General Partners to such substitution has been obtained, the granting or denial of which shall be within the sole discretion of the General Partners;

            (d) a transfer fee has been paid by the assignee to the Partnership which is sufficient to cover all reasonable expenses connected with such assignment and substitution, including attorneys' fees and recording costs.

     12.3   ADDITIONAL CONDITIONS TO ASSIGNMENT AND SUBSTITUTION.  In addition
            ----------------------------------------------------
to the conditions to assignment and substitution set forth elsewhere in this Agreement, the other Partner(s) and the Partnership shall not recognize any assignment or substitution of any Partner for any purpose, if (a) such transfer together with prior transfers would result in sale or exchange of fifty percent (50%) or more of the total interest in the Partnership capital and profits within a twelve (12) month period, or (b) the Partnership shall not have received, if required by any Partner, an opinion of counsel selected by the Managing General Partner to the effect that such sale (i) will not result in termination of the limited partnership under applicable law; (ii) will not result in termination of the Partnership for federal income tax purposes;
(iii) will not change the status of the Partnership as a partnership for federal income tax purposes; (iv) will not cause any Partnership assets to be treated as "Plan Assets" as such term is defined in regulations promulgated by the United

States Department of Labor; and (v) will not give rise to liability of the Partnership, any Partner or any agent or advisor of any Partner for violation of applicable securities laws.

     12.4   DEATH, INCAPACITY OR DISSOLUTION OF A LIMITED PARTNER OR THE NON-
            -----------------------------------------------------------------
            MANAGING GENERAL PARTNER.
            ------------------------

            (a) Upon the death or adjudication of bankruptcy, insanity or incompetency of a Limited Partner or the Non-Managing General Partner, as the case may be, who is an individual, his legally authorized personal representatives shall have all the rights of a Limited Partner or the Non-Managing General Partner, as the case may be, for the purpose of settling or managing his estate, and shall have such power as such party possessed to make an assignment of his interest in the Partnership in accordance with the terms hereof and to join with such assignee in making application to substitute such assignee as a Limited Partner or the Non-Managing General Partner, as the case may be.

            (b) Upon the adjudication of bankruptcy, dissolution or other cessation to exist as a legal entity of any Limited Partner or the Non-Managing General Partner, as the case may be, which is not an individual, the authorized representative of such entity, possessed of the rights of such Limited Partner or the Non-Managing General Partner, as the case may be, for the purpose of winding up, in any orderly fashion, and disposing of the business of such entity, shall have such power as such entity possessed to make an assignment of its interest in the Partnership in accordance with the terms hereof and to join with such assignee in making application to substitute such assignee as a Limited Partner or the Non-Managing General Partner, as the case may be.


                                 ARTICLE XIII
                                 ------------

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
                ----------------------------------------------

     13.1   DISSOLUTION AND TERMINATION.  The Partnership shall be dissolved
            ---------------------------
and terminated upon the occurrence of any Liquidating Event.

     13.2   WINDING UP.  Upon the occurrence of a Liquidating Event, the
            ----------
Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Managing General Partner (or, in the event there is no Managing General Partner, any remaining General Partner) or in the event there is no remaining General Partner, any persons elected by a majority in interest in the Partnership shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and the Property, and the Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed in the following order:

            (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners (and, for purposes of this subparagraph (a), the New Lender and the lender under the Takeout Loan shall not be deemed to be a Partner);

            (b) Second, to the establishment of any reasonable reserves deemed necessary by the Managing General Partner for anticipated contingent or unforeseen liabilities or obligations of the Partnership;

            (c) Third, to the payment and discharge of all of the Partnership's debts and liabilities to Partners; and

            (d)   The balance, if any, to the Partners and in accordance with
     Section 7.1.

In the event it becomes necessary to make a distribution of the Property in kind, then such Property may be transferred and conveyed to the Partners, or their assigns, so as to vest to each of them as tenants-in-common a percentage interest in the whole of said Property equal to the percentage Partnership Interest of such Partner. In no event will any Partner have any obligation to contribute the amount, if any, of their negative capital account upon any Liquidating Event, except as otherwise specifically provided in this Agreement.


                                  ARTICLE XIV
                                  -----------

                                     LOANS
                                     -----

     14.1   LOANS TO AND FROM PARTNERSHIP.
            -----------------------------

            (a) In the event the General Partners shall determine that funds in addition to the Capital Contributions are reasonably necessary for maintaining and protecting the Property of the Partnership or conducting its business in excess of the Partners' prior Capital Contributions, the General Partners shall be authorized to borrow funds on behalf of the Partnership from any lender (including, but not limited to, any Partner or any Affiliate) at a rate and with such origination fees and costs deemed acceptable to the General Partners (but on competitive terms and conditions if the lender is a General Partner), subject to the limitations in Section 10.5, and all or a portion of the Property of the Partnership may be conveyed as security for any such indebtedness; provided, however, that the borrowing of funds from Limited Partners and the conveyance of Property as security therefor shall be made only to the extent allowed by applicable law.

            (b) The Partnership shall not be permitted to make any loans to any Partner without the express written approval of the General Partners.

     14.2   PRIORITY OF LOANS BY PARTNERS.  In the event that any Partner or
            -----------------------------
Affiliate of any Partner shall lend money to the Partnership, the principal and interest with respect to such loans shall be subordinate to the Bridge Loan and shall be paid pursuant to the terms and conditions agreed to by the General Partners. Any Partner who shall lend money to the Partnership under the terms of this Article XIV shall be considered an unrelated creditor with respect to such loan to the extent allowed by applicable law.


                                  ARTICLE XV
                                  ----------

                                   BUY-SELL
                                   --------

         15.(a)   In the event of an Impasse, for a period ending at 11:59 p.m.
(local time at the Partnership's principal place of business) on the Election Day, this buy-sell procedure may be invoked by the giving of a single Election Notice by (1) the General Partner who proposed, approved, consented to, or voted in favor of the matter giving rise to the Impasse, or (2) the other General Partner. For the purpose of this Article XV, if the Impasse results in the removal of the Managing General Partner, pursuant to Section 10.7, such Managing General Partner shall be deemed to be a General Partner. No Election Notice may be given with respect to a particular Impasse after the first Election Notice.

            (b) An Election Notice shall constitute an irrevocable offer by the Electing Partner either to (1) purchase all, but not less than all, of the general and limited partnership interests in the Partnership of the Notice Partner, (and, if the Electing Partner is HAL, to also purchase all, but not less than all, of the interests in the Partnership of all HAL Limited Partners other than HAL), or (2) sell all, but not less than all, of its interests in the Partnership to the Notice Partner (and, if the Electing Partner is Argosy/KOAR, to also sell all, but not less than all, of the interests in the Partnership of all HAL Limited Partners other than HAL). The Election Notice shall contain the Electing Partner's value of the entire Partnership. Except as adjusted pursuant to Section 15(d) the purchase price for any interest being purchased pursuant to this Article XV is the amount that would be distributed pursuant to Section 13.2(d) to the Partner whose interest is being purchased pursuant to Section 15(d) if the Partnership were sold for the Buy/Sell Price and the Partnership was liquidated pursuant to Section 13.2.

            (c) For the Election Period, the Notice Partner shall have the right to elect to purchase all of the aggregate interests of the Electing Partner and, if the Notice Partner is HAL, to also purchase all, but not less than all, of the interests in the Partnership of all HAL Limited Partners other than HAL, in which event the Notice Partner shall become the Purchasing Partner. In the event the Notice Partner fails to make such election in full during the Election Period, the Electing Partner shall become the Purchasing Partner and shall be obligated to purchase, the interests of the Notice Partner (and, if the Electing Partner is HAL, to also purchase all of the interests in the Partnership of all HAL Limited Partners other than HAL). All such Partners whose interests are being purchased shall become Selling Partners and shall be obligated to sell their interests to such Purchasing Partner.

            (d) The closing of the purchase and sale of the Selling Partners' interests shall occur one hundred twenty (120) days following the date of the Election Notice (provided, however, the Purchasing Partner shall have the right to extend the closing date for nine (9) one week periods by paying to the Partnership $100,000 prior to the commencement of each one week period) and at such place as is mutually agreeable to the Purchasing Partner and the Selling Partners, or upon the failure to agree, at the Partnership's principal place of business. At the closing the Purchasing Partner shall pay to each Selling Partner, by cash or other immediately available funds, the purchase price for the interest being purchased as determined pursuant to Section 15(b) and each Selling Partner shall deliver to each Purchasing Partner good title, free and clear of any liens, claims, encumbrances, security interests, or options (other than those granted by this Agreement) to the Selling Partner's interest thus purchased. In the event that any Purchasing Partner shall fail to perform its obligation to purchase hereunder for any reason other than force majeure (limited to war involving the United States or natural disasters that cause substantial physical damage to the Project, in which case the closing date with respect to such purchase shall be extended until such time as the Purchasing Partner is able to complete its purchase or, if the Property is destroyed, then either Partner may terminate such purchase without penalty upon written notice to the other Partner), the Purchasing Partner shall be deemed forever to have waived its right to purchase the interest of the Selling Partner pursuant to this Article XV and the Selling Partner then may give written notice of and acquire the interest in the Partnership held by the Purchasing Partner within ninety
(90) days after the expiration of the 120-day period referenced above at a price equal to the Buy-Sell Price, less, in the event HAL is the Selling Partner (which is purchasing the interest of the Purchasing Partner), twenty-five percent (25%), or in the event Argosy/KOAR is a Selling Partner (which is purchasing the interest of the Purchasing Partner), seven and one half percent (7.5%). The Buy-Sell Price shall be tendered in cash. At the closing the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to confirm the transactions contemplated hereby, including, without limitation, the Transfer of the Partnership Interests of the Selling Partners to the Purchasing Partner and the assumption by the Purchasing Partner of each Selling Partner's obligation with respect to the Selling Partner's interest transferred to such Purchasing Partner. The reasonable costs of such Transfer and closing, including, without limitation, attorneys' fees and filing fees, shall be divided equally between the Selling Partners and the Purchasing Partner.


                                  ARTICLE XVI
                                  -----------

                            ACCOUNTING AND REPORTS
                            ----------------------

     16.1   BOOKS AND RECORDS.
            -----------------

            (a) The Managing General Partner shall maintain full and accurate books of the Partnership on a current basis, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's affairs, including those sufficient to record the allocations and distributions as set forth in Articles VI and VII hereof. Such books and records shall be open for the inspection and examination by any Partner, in person or by their duly authorized representative, at reasonable times at the offices of the Partnership. The Managing General Partner shall also maintain at the office of the Partnership at least one set of fully executed original Partnership Agreements, financing documents and agreements entered into by the Partnership.

            (b) The Partnership books and records shall be kept on the accrual method of accounting for federal income tax reporting purposes and any change in method shall be made by the General Partners in their sole discretion to the extent permitted by law.

     16.2   FISCAL YEAR.  The annual accounting period of the Partnership shall
            -----------
be the calendar year unless otherwise required by law.

     16.3   FINANCIAL STATEMENTS AND REPORTS.  The Managing General Partner
            --------------------------------
shall provide the following reports and financial statements to the Non-Managing General Partner and the Limited Partners as soon as reasonably practicable, but shall use reasonable efforts to provide such reports and financial statements no later than the dates set forth below:

            (a) Within ninety (90) days after the end of each fiscal year of the Partnership, (i) a balance sheet as of the end of such fiscal year, together with statements of income, Partners' equity, and changes in financial position, (ii) a report of the activities of the Partnership for such year, (iii) a report on distributions to the Limited Partners for such period, and (iv) a statement of any transactions with the Managing General Partner, any officer or director of the Managing General Partner, or any entity in which any of them has an interest showing the amount paid or accrued to each recipient and the services performed. The balance sheet and such financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited and accompanied by an opinion of the independent certified public accountants preparing such report, which accountants shall be selected by the Managing General Partner.

            (b) Within thirty (30) days after the end of each calendar month, the Managing General Partner shall provide the other Partners with monthly operating reports for the Property with respect to such month and from time to time, such other information as may be reasonably requested by the other Partners, including such information as the other Partners may reasonably request in order that the other Partners may comply with the reporting requirements of the Code, or any relevant rule or regulation of a regulatory body of appropriate jurisdiction.

     16.4   BANK ACCOUNTS.  All funds of the Partnership shall be deposited in
            -------------
its name in such checking and savings accounts or time certificates as shall be designated by the Managing General Partner. Withdrawals therefrom shall be made upon such signature(s) as the Managing General Partner may designate.

     16.5   TAX RETURNS.  In addition to the annual report, the Managing
            -----------
General Partner shall, at Partnership expense, cause income tax information returns for the Partnership to be prepared and filed with the appropriate authorities within ninety (90) days after the end of each taxable year.

     16.6   FEDERAL INCOME TAX ELECTIONS.  All elections required or permitted
            ----------------------------
to be made by the Partnership under the Code shall be made by the General Partners. The Managing General Partner shall be the "tax matters partner" as defined under Section

6231(a)(7) of the Code, but any rights not exclusively granted to the tax matters partner by the Code or the Treasury Regulations hereby are reserved to both General Partners.


                                 ARTICLE XVII
                                 ------------

                                  AMENDMENTS
                                  ----------

     Unless specifically provided otherwise herein, this Agreement may be amended at any time only upon the approval in writing of both the General Partners; provided, however, any amendment to Sections 11.1 and 11.3 herein shall require the unanimous approval of all of the Partners.


                                 ARTICLE XVIII
                                 -------------

                                 MISCELLANEOUS
                                 -------------

     18.1   MEETINGS.  Meetings of the Partnership may be called by either
            --------
General Partner and shall be called upon the written request to the Managing General Partner of any General Partner.

     18.2   OTHER VENTURES.  The Partners acknowledge that the business of the
            --------------
Partnership shall be the management of the improvements on the Property and the sale of Intervals. Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, including those which may compete with or provide services to the Partnership or the Property without any obligation to share any profits therefrom with the Partnership or the Partners; provided, however, no Partner or any Affiliate thereof may engage or have any financial interest in any entity engaged in any competing activity in the Island and County of Kauai, Hawaii until the Partners have been returned all of their respective Capital Contributions and been paid all of their Preferred Return and at least eighty percent (80%) of the Intervals have been sold.

     18.3   NOTICES.  All notices under this Agreement shall be in writing,
            -------
duly signed by the party giving such notice, and transmitted by registered or certified mail addressed as follows:

            (a) If given to the Partnership or the Managing General Partner, at the addresses set forth in Section 2.3 hereof or at such other address as the Managing General Partner may hereafter designate in writing; and

            (b) If given to any other Partner, at the address set forth in the Preamble for such Partner, or at such other address as such Partner may hereafter designate by written notice to the Partnership.

     18.4   CAPTIONS.  Section titles or captions contained in this Agreement
            --------
are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     18.5   IDENTIFICATION.  Whenever the singular number is used in this
            --------------
Agreement and when required by the context, the same shall include the plural; and the masculine gender shall include the feminine and neuter genders; and the word "person" or "party" shall include corporation, firm, partnership, proprietorship or other form of association.

     18.6   COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts and all of such counterparts shall be deemed an original and for all purposes constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatory to the same counterpart.

     18.7   APPLICABLE LAW.  This Agreement shall be governed by and construed
            --------------
in accordance with the laws of the State of Hawaii.

     18.8   PARTNER'S AGE AND COMPETENCE.  Anything in this Agreement to the
            ----------------------------
contrary notwithstanding, no Partner, or any assignee of the interests thereof, shall be a person or organization prohibited by law from becoming a Partner. Any assignment of an interest in the Partnership to any person or organization not meeting such standard shall be void and ineffectual and shall not bind the Partnership.

     18.9   BINDING AGREEMENT.  Except as otherwise provided herein to the
            -----------------
contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns.

     18.10  SEVERABILITY.  If any provision of this Agreement shall be declared
            ------------
invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties can be carried out.

     18.11  ENTIRE AGREEMENT.  This Agreement, with such schedules and exhibits
            ----------------
attached hereto, contains the entire agreement of the parties.

     IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals as of the day and year first above written.

                        MANAGING GENERAL PARTNER:
                        ------------------------


                        ARGOSY/KOAR GROUP, INC.,
                        a Georgia corporation


                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------


                        NON-MANAGING GENERAL PARTNER:
                        ----------------------------


                        HAL PACIFIC INC.,
                        a Washington corporation


                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------

                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------


                        LIMITED PARTNERS:
                        ----------------


                        ARGOSY/KOAR GROUP, INC.,
                        a Georgia corporation


                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------


                        HAL PACIFIC INC.,
                        a Washington corporation


                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------

                        By:
                            -----------------------------------------
                            Title:
                                   ----------------------------------